                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to 14a-11(c) or 14a-12

                             KEYNOTE SYSTEMS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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

                                [Keynote Logo]

                             Keynote Systems, Inc.
                               2855 Campus Drive
                          San Mateo, California 94403

                               January   , 2000

To Our Shareholders:

  You are cordially invited to attend the 2000 Annual Meeting of Shareholders of Keynote Systems, Inc. to be held at the Hotel Sofitel, located at 223 Twin Dolphin Drive in Redwood City, California, on Tuesday, February 22, 2000 at 10 a.m., Pacific Standard Time.

  The matters expected to be acted upon at the meeting are described in detail in the following Notice of the 2000 Annual Meeting of Shareholders and Proxy Statement.

  It is important that you use this opportunity to take part in the affairs of Keynote Systems, Inc. by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. Returning the Proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

  We look forward to seeing you at the meeting.

                                          Sincerely,



                                                      /s/ Umang Gupta
                                          _____________________________________
                                                       Umang Gupta
                                             Chairman of the Board and Chief
                                                    Executive Officer

                             Keynote Systems, Inc.
                               2855 Campus Drive
                          San Mateo, California 94403

                               ----------------

               NOTICE OF THE 2000 ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

  NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Shareholders of Keynote Systems, Inc. will be held at the Hotel Sofitel, located at 223 Twin Dolphin Drive in Redwood City, California, on Tuesday, February 22, 2000 at 10 a.m., Pacific Standard Time, for the following purposes:

  1. To elect directors of Keynote Systems, Inc., each to serve until his successor has been elected and qualified or until his earlier resignation or removal.

  2. To approve a change in our state of incorporation from California to Delaware.

  3. To ratify the selection of KPMG LLP as independent auditors for Keynote Systems, Inc. for the fiscal year ending September 30, 2000.

  4. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only shareholders of record at the close of business on December 27, 1999 are entitled to notice of and to vote at the meeting or any adjournment thereof.

                                          By Order of the Board of Directors



                                                      /s/ John Flavio
                                          _____________________________________
                                                       John Flavio
                                                        Secretary


San Mateo, California
January   , 2000

  Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares may be represented at the meeting.

                             Keynote Systems, Inc.
                               2855 Campus Drive
                          San Mateo, California 94403

                               ----------------

                                PROXY STATEMENT
                  FOR THE 2000 ANNUAL MEETING OF SHAREHOLDERS

                               ----------------

                               January   , 2000

  The accompanying proxy is solicited on behalf of the board of directors of Keynote Systems, Inc., a California corporation, for use at the 2000 Annual Meeting of Shareholders to be held at the Hotel Sofitel, located at 223 Twin Dolphin Drive in Redwood City, California, on Tuesday, February 22, 2000 at 10 a.m., Pacific Standard Time. Only holders of record of our common stock at the close of business on December 27, 1999, which is the record date, will be entitled to vote at the Annual Meeting. At the close of business on the record date, we had 23,710,935 shares of common stock outstanding and entitled to vote. A majority of the shares outstanding on the record date will constitute a quorum for the transaction of business. All proxies will be voted in accordance with the instructions contained therein and, if no choice is specified, the proxies will be voted in favor of the nominees and the proposals presented in the accompanying Notice of Meeting and this proxy statement. This proxy statement and the accompanying form of proxy were first
mailed to shareholders on or about January   , 2000. Our annual report and
Form 10-K for the fiscal year ended September 30, 1999 are enclosed with this proxy statement.

Voting Rights

  Holders of our common stock are entitled to one vote for each share held as of the record date, except that in the election of directors each shareholder has cumulative voting rights and is entitled to a number of votes equal to the number of shares held by such shareholder multiplied by the number of directors to be elected. The shareholder may cast these votes all for a single candidate or distribute the votes among any or all of the candidates. No shareholder will be entitled to cumulate votes for a candidate, unless that candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Annual Meeting prior to the voting of an intention to cumulate votes. In such an event, the proxy holder may allocate among the board of directors' nominees the votes represented by proxies in the proxy holder's sole discretion.

Vote Required to Approve the Proposals

  With respect to Proposal No. 1, directors will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy at the Annual Meeting and voting together as a class on the election of directors. Approval and adoption of Proposal No. 2 requires the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting. Proposal No. 3 requires for approval the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting.

  The effectiveness of any of the Proposals is not conditioned upon the approval of any of the other Proposals by the shareholders.

Vote Needed for a Quorum, Effect of Abstentions

  A majority of the shares of common stock outstanding on the record date will constitute a quorum for the transaction of business. Since the required vote of holders of common stock for Proposal No. 2 is based upon the number of outstanding shares of common stock rather than upon the shares actually voted in person or by proxy at the Annual Meeting, abstentions or the failure of a holder to submit a proxy or to vote in person at the

Annual Meeting (including abstentions and "broker non-votes") will have the same effect as a vote against approval and adoption of Proposal No. 2. With respect to each of the other proposals, broker non-votes will have no effect.

Adjournment of Meeting

  In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitations of proxies. Any such adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the Annual Meeting.

Expenses of Soliciting Proxies

  We will pay the expenses of soliciting proxies to be voted at the Annual Meeting. Following the original mailing of the proxies and other soliciting materials, we and/or our agents may also solicit proxies by mail, telephone, telegraph or in person. Following the original mailing of the proxies and other soliciting materials, we will request that brokers, custodians, nominees and other record holders of the our common stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. In such cases, we will reimburse the record holders for their reasonable expenses if they ask us to do so.

Revocability of Proxies

  Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by any of the following methods:

  . a written instrument delivered to us stating that the proxy is revoked;

  . a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Annual Meeting; or

  . attendance at the Annual Meeting and voting in person.

  Please note, however, that if a shareholder's shares are held of record by a broker, bank or other nominee and that shareholder wishes to vote at the Annual Meeting, the shareholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming the shareholder's beneficial ownership of the shares.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

  At the Annual Meeting, shareholders will elect directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been elected and qualified or until such directors' earlier resignation or removal. The size of our board of directors is currently set at five members. Accordingly, five nominees will be elected at the Annual Meeting to be our five directors. If any nominee for any reason is unable to serve, or for good cause, will not serve as a director, the proxies may be voted for such substitute nominee as the proxy holder may determine. We are not aware of any nominee who will be unable to or, for good cause, will not serve as a director.

Directors/Nominees

  The names of the nominees for election to our board of directors at the Annual Meeting, and certain information about them, are included below.

 Name               Age Principal Occupation                     Director Since
 ----               --- --------------------                     --------------
 Umang Gupta.......  50 Chairman of the Board and Chief
                        Executive Officer of Keynote                  1997
 Eugene Shklar.....  49 Vice President of Public Services and
                        Director of Keynote                           1997
 David Cowan.......  33 General Partner of Bessemer Venture
                        Partners                                      1998
 Mark Leslie.......  53 Chairman of the Board and Chief               1999
                        Executive Officer of VERITAS Software
                        Corporation
 Stratton Sclavos..  38 President, Chief Executive Officer and
                        Director of VeriSign, Inc.                    1999

  Umang Gupta has served as a director since September 1997 and as our chief executive officer and chairman of the board of directors since December 1997. From January 1996 to December 1997, he was a private investor and an advisor to high-technology companies. From October 1984 to January 1996, he was the founder and chairman of the board and chief executive officer of Centura Software Corporation, formerly known as Gupta Corporation, a client/server tools and database company. Prior to founding Gupta Corporation, from 1980 to 1984, he was with Oracle Corporation, a database company, where his last position held was vice president and general manager of its Microcomputer Products Division. From 1973 to 1980, he held various sales and marketing positions at IBM. Mr. Gupta holds a B.S. degree in chemical engineering from the Indian Institute of Technology, Kanpur, India, and has a M.B.A. degree from Kent State University.

  Eugene Shklar has served as our vice president of public services since August 1999 and as one of our directors since September 1997. From August 1996 to August 1999, Mr. Shklar served as our vice president of marketing. From May 1994 to July 1996, he was a private investor and self-employed consultant to several high-technology start-up companies in Silicon Valley. From July 1993 to April 1994, he was a founding employee and served as executive director of product marketing of Siebel Systems, Inc., a supplier of web-based front-office software systems. From April 1992 to April 1993, Mr. Shklar was vice president of marketing of Gupta Corporation. Before that, he served for five years at Oracle Corporation as director of marketing for both the PC Products Division and the Networked Products Division, for two years at 3Com Corporation, a networking company, as director of product marketing, and for seven years as vice president of marketing and sales of Software House, Inc., a supplier of relational database software. Mr. Shklar studied applied mathematics and computer science at Harvard University.

  David Cowan has been one of our directors since March 1998. Since August 1996, Mr. Cowan has been a general partner of Bessemer Venture Partners, a venture capital investment firm, where he now serves as the managing general partner. Mr. Cowan was an associate at Bessemer Venture Partners from July 1992 to July 1996. From August 1996 to April 1997, he served as chief executive officer of Visto Corporation, an Internet services company. From January 1995 to June 1996, he served as chairman of the board, and from January to June 1995, he served as chief financial officer, of VeriSign, Inc., a provider of digital certificates and related Internet trust services. Mr. Cowan also serves as a director on the boards of VeriSign, Worldtalk Communications Corporation, which recently agreed to be acquired by Tumbleweed Communications Corp., and Flycast Communications Corporation, which has recently agreed to be acquired by CMGI, Inc., as well as the boards of several private companies. Mr. Cowan holds an A.B. degree in mathematics and computer science and a M.B.A. degree from Harvard University.

  Mark Leslie has been one of our directors since June 1999. He has served as chairman and chief executive officer of VERITAS Software Corporation, a storage management software company, since 1990, and as a director since 1988. He also serves on the boards of Brocade Communications Systems, Inc. and Versant Object Technology Corporation. Mr. Leslie holds a B.A. degree in physics and math from New York University, and he completed Harvard Business School's program for management development.

  Stratton Sclavos has been one of our directors since April 1999. Since July 1995, Mr. Sclavos has been the president, chief executive officer and a director of VeriSign, Inc. From October 1993 to June 1995, he served as vice president of worldwide marketing and sales of Taligent, Inc., a business development software company that was a joint venture between Apple Computer, IBM and Hewlett-Packard. Mr. Sclavos is also a director of Network Solutions, Inc., Visto Corporation and Marimba, Inc. Mr. Sclavos holds a B.S. degree in electrical and computer engineering from the University of California, Davis.

Board Meetings and Board Committees

 Board Meetings.

  The board met nine times, including telephone conference meetings, and acted by written consent one time, during 1999. No director attended fewer than 75% of the aggregate of the total number of meetings of the board, held during the period for which such director was a director, and the total number of meetings held by all committees of the board on which such director served, during the period that such director served.

 Board Committees.

  Our board of directors has a compensation committee and an audit committee. Our board does not have a nominating committee or a committee performing similar functions.

  Compensation Committee. The current members of our compensation committee are Messrs. Cowan and Leslie. The compensation committee reviews and makes recommendations to our board concerning salaries and incentive compensation for our officers and employees. The compensation committee also administers our 1999 Equity Incentive Plan and 1999 Employee Stock Purchase Plan.

  Audit Committee. The current members of our audit committee are Messrs. Sclavos and Leslie. Our audit committee reviews and monitors our financial statements and accounting practices, makes recommendations to our board regarding the selection of independent auditors and reviews the results and scope of audits and other services provided by our independent auditors.

Director Compensation

  Cash Compensation. Our directors do not receive cash compensation for their services as directors, but are reimbursed for their reasonable expenses in attending board and board committee meetings.

  Option Grants. Each eligible director who is not our employee and who was a member of our board on September 24, 1999 or becomes a member of our board after September 24, 1999, will be granted an option to purchase 50,000 shares of common stock under our 1999 Equity Incentive Plan, at an exercise price to be equal to the fair market value of our common stock on the date of grant, unless that director has previously received an option grant before that date. The options will have 10 year terms and will terminate three months following the date the director ceases to be one of our directors or consultants or 12 months if the termination is due to death or disability. All options granted under the plan will vest over three years. One-third of the shares subject to these options will become exercisable on the earlier of one-year following the director's appointment to our board of directors or the first annual meeting of our shareholders following the grant of the option. The remaining shares subject to this option will vest ratably monthly over the two years from the date on which shares first become exercisable. Any unvested shares subject to these options will become immediately exercisable upon a transaction that results in a change of our control.

  In June 1999, we granted Mr. Leslie an option to purchase 50,000 shares of common stock at an exercise price of $8.00 per share. Mr. Leslie exercised this option with respect to 30,000 shares in June 1999.

Compensation Committee Interlocks and Insider Participation

  None of the members of the compensation committee has at any time since our formation been one of our officers or employees. None of our executive officers currently serves or in the past has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board or compensation committee. Prior to the creation of our compensation committee, all compensation decisions were made by our full board. Neither Mr. Gupta nor Mr. Shklar participated in discussions by our board with respect to each of his own compensation.

                THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF
                       EACH OF THE NOMINATED DIRECTORS.

                                PROPOSAL NO. 2

         CHANGE IN STATE OF INCORPORATION FROM CALIFORNIA TO DELAWARE

Introduction

  For the reasons set forth below, our board of directors believes that it is in the best interests of Keynote and its shareholders to change the state of incorporation of Keynote from California to Delaware, which we refer to in this proxy statement as the Reincorporation. SHAREHOLDERS ARE URGED TO READ CAREFULLY THIS SECTION OF THE PROXY STATEMENT, INCLUDING THE RELATED EXHIBITS ATTACHED TO THIS PROXY STATEMENT, BEFORE VOTING ON THE REINCORPORATION. Throughout this proxy statement, we refer to Keynote Systems, Inc., the existing California company as "Keynote California", and we refer to the term "Keynote Delaware" refers to the new Delaware corporation, a wholly-owned subsidiary of Keynote California, which is the proposed successor to Keynote California in the proposed Reincorporation.

  As discussed below, the principal reasons for the proposed Reincorporation are the greater flexibility of Delaware corporate law and the substantial body of case law interpreting that law. We believe that our shareholders will benefit from the well-established principles of corporate governance that Delaware law affords. The proposed Delaware Certificate of Incorporation and Bylaws are substantially similar to the Articles of Incorporation and Bylaws currently in effect for Keynote California, with the exceptions that

  . the ability of shareholders holding not less than 10% of the voting power to call a special meeting will be eliminated,

  . the ability of shareholders to act by written consent will be eliminated, and

  . the procedures for the proposal of business to be considered at shareholder meetings will be changed.

  The Reincorporation is not being proposed in order to prevent an unsolicited takeover attempt, and the board of directors is not aware of any present attempt by any person to acquire control of us, obtain representation on the board of directors or take any action that would materially affect our governance.

  If the proposed Reincorporation is adopted, Keynote California will merge into and its business will be continued by Keynote Delaware under name Keynote Systems, Inc. Upon completion of the Reincorporation, Keynote California, as a corporate entity, will cease to exist.

  Pursuant to an Agreement and Plan of Merger, each outstanding share of Keynote California common stock, $0.001 par value per share, will be automatically converted into one share of Keynote Delaware common stock, $0.001 par value per share, upon the effective date of the Reincorporation. Each stock certificate representing issued and outstanding shares of Keynote California common stock will continue to represent the same number of shares of common stock of Keynote Delaware. It will not be necessary for shareholders to exchange their existing stock certificates for stock certificates of Keynote Delaware. However, shareholders may exchange their certificates if they so choose. The common stock of Keynote California is listed for trading on the Nasdaq Stock Market and, after the Reincorporation, Keynote Delaware's common stock will continue to be traded on the Nasdaq Stock Market, without interruption, under the same symbol ("KEYN") under which the shares of Keynote California common stock are currently traded.

  Under California law, the affirmative vote of a majority of the outstanding shares of common stock of Keynote California is required for approval of the Agreement and Plan of Merger and the other terms of the Reincorporation. The Reincorporation has been unanimously approved by our board of directors. If approved by the shareholders, it is anticipated that the Reincorporation will become effective as soon as practicable following the Annual Meeting. However, pursuant to the Agreement and Plan of Merger, the Reincorporation may be abandoned or the Agreement and Plan of Merger may be amended by the board of directors (except that the principal terms may not be amended without shareholder approval) either before or after shareholder approval has been obtained and prior to the effective date of the Reincorporation if, in the opinion of the board, circumstances arise which make it inadvisable to proceed under the original terms of the Agreement and Plan of Merger. Shareholders of Keynote California will have no appraisal rights with respect to the Reincorporation.

  The discussion set forth below is qualified in its entirety by reference to the Agreement and Plan of Merger and to the Certificate of Incorporation of Keynote Delaware, the Certificate of Amendment of the Certificate of Incorporation of Keynote Delaware and the Bylaws of Keynote Delaware, copies of which are attached to this proxy statement as Appendices A, B and C, respectively.

APPROVAL BY SHAREHOLDERS OF THE PROPOSED REINCORPORATION WILL CONSTITUTE APPROVAL OF THE AGREEMENT AND PLAN OF MERGER, THE CERTIFICATE OF
INCORPORATION, CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION AND THE BYLAWS OF KEYNOTE DELAWARE AND ALL PROVISIONS OF THOSE DOCUMENTS.

Vote Required For The Reincorporation

Approval of the Reincorporation, which will also constitute approval of

  . the Agreement and Plan of Merger, the Certificate of Incorporation and the Bylaws of Keynote Delaware, and

  . the assumption of Keynote California's employee benefit plans, stock option and employee stock purchase plans and outstanding warrants by Keynote Delaware,

  will require the affirmative vote of the holders of a majority of the outstanding shares of common stock of Keynote California entitled to vote.

Principal Reasons for the Reincorporation

  The board believes that it is in the best interests of Keynote to have the principles of corporate governance provided by Delaware corporate law available to it in making legal and business decisions. The prominence and predictability of Delaware corporate law provide a reliable foundation on which to base Keynote's governance decisions, and we believe that shareholders will benefit from the responsiveness of Delaware corporate law to their needs and to ours.

  Predictability and Flexibility of Delaware Law. For many years Delaware has followed a policy of encouraging incorporation in that state. In furtherance of that policy, Delaware has adopted comprehensive corporate laws that are revised regularly to address changing business circumstances. Many corporations have chosen Delaware initially as their state of incorporation, and in recent years a number of major public companies have obtained the approval of their shareholders to reincorporate in Delaware. Because of Delaware's prominence as the state of incorporation for many major corporations, the Delaware legislature is particularly sensitive to issues regarding corporate law and is especially responsive to developments in modern corporate law. The Delaware courts have developed considerable expertise in dealing with corporate issues as well as a substantial body of case law. As a result of these factors, it is anticipated that Delaware law will provide greater predictability in our legal affairs than is presently available under California law.

  Increased Ability to Attract and Retain Qualified Directors. Both California and Delaware law permit a corporation to include a provision in its articles of incorporation or its certificate of incorporation, as applicable, that reduces or limits the monetary liability of directors for breaches of fiduciary duty in certain circumstances. There has been an increasing frequency of claims and litigation directed against directors and officers, and the risks facing directors and officers of corporations in exercising their respective duties has increased. The amount of time and money required to respond to such claims and to defend such litigation can be substantial. It is our desire to reduce these risks to our directors and officers and to limit situations in which monetary damages can be recovered against directors so that we may continue to attract and retain qualified directors who otherwise might be unwilling to serve because of the risks involved. We believe that, in general, Delaware law provides greater protection to directors than California law and that Delaware case law regarding a corporation's ability to limit director liability is more developed and provides more guidance than California law.

  Well-Established Principles of Corporate Governance. There is substantial judicial precedent in the Delaware courts as to the legal principles applicable to measures that may be taken by a corporation and as to the conduct of the board of directors such as under the business judgment rule and other standards. We believe that our shareholders will benefit from the well-established principles of corporate governance that Delaware law affords.

No Change in Our Business and Operations

  The Reincorporation will effect only a change in our state of incorporation and certain other changes of a legal nature which are described in this proxy statement. The Reincorporation will not result in any change in our name, business, management, fiscal year, assets or liabilities or location of our principal facilities. The five directors who will be elected at the Annual Meeting will become the directors of Keynote Delaware. All employee benefit, stock option and employee stock purchase plans of Keynote California will be assumed and continued by Keynote Delaware, and each option or right issued pursuant to such plans will automatically be converted into an option or right to purchase the same number of shares of Keynote Delaware common stock, at the same price per share, upon the same terms, and subject to the same conditions. Shareholders should note that approval of the Reincorporation will also constitute approval of the assumption of these plans by Keynote Delaware. Other employee benefit arrangements of Keynote California will also be continued by Keynote Delaware upon the terms and subject to the conditions currently in effect. As noted above, after the Reincorporation the shares of common stock of Keynote Delaware will continue to be traded, without interruption, on the Nasdaq Stock Market under the same symbol ("KEYN") as the shares of common stock of Keynote California are currently traded. We believe that the Reincorporation will not affect any of our material contracts with any third parties and that Keynote California's rights and obligations under such material contractual arrangements will continue and be assumed by Keynote Delaware.

Antitakeover Effects

  Delaware, like many other states, permits a corporation to adopt a number of measures designed to reduce a corporation's vulnerability to unsolicited takeover attempts through amendment of the corporate charter or bylaws or otherwise. The Reincorporation is not being proposed in order to prevent such a change in control and the board is not aware of any present attempt to acquire control of us or to obtain representation on our board.

  However, the board believes that future unsolicited takeover attempts may be unfair or disadvantageous to us and our shareholders because, among other reasons:

  . a non-negotiated takeover bid may be timed to take advantage of temporarily depressed stock prices;

  . a non-negotiated takeover bid may be designed to foreclose or minimize the possibility of more favorable competing bids or alternative transactions;

  . a non-negotiated takeover bid may involve the acquisition of only a controlling interest in the corporation's stock, without affording all shareholders the opportunity to receive the same economic benefits; and

  . certain of our contractual arrangements provide that we may not be assigned pursuant to a transaction which results in a "change of control" of us without the prior written consent of the licensor or other contracting party.

  By contrast, in a transaction in which a potential acquirer must negotiate with an independent board of directors, the board can and should take account of the underlying and long-term values of our business, technology and other assets, the possibilities for alternative transactions on more favorable terms, anticipated favorable developments in our business not yet reflected in the stock price and equality of treatment of all shareholders.

  Certain aspects of the Reincorporation may have the effect of deterring hostile takeover attempts. Section 203 of the Delaware General Corporation Law, from which Keynote Delaware does not intend to opt out, prevents certain Delaware corporations, including those whose securities are listed on the Nasdaq Stock Market, from engaging, under certain circumstances, in certain "business combinations" with "interested stockholders" for three years following the date that such persons become an interested stockholder, unless certain conditions are met. See "Significant Differences Between the Corporation Laws of California and Delaware--Stockholder Approval of Certain Business Combinations."

  Despite the board's belief that the Reincorporation will benefit us and our shareholders, it may be disadvantageous to the extent that it has the effect of discouraging a future takeover attempt which is not approved by the board, but which a majority of the shareholders may deem to be in their best interests or in which shareholders may receive a substantial premium for their shares over the then current market value or over their cost basis in such shares. As a result of such effects of the Reincorporation, shareholders that might wish to participate in an unsolicited tender offer may not have an opportunity to do so. In addition, to the extent that provisions of Delaware law enable the board to resist a takeover or a change in control of us, such provisions could make it more difficult to change the existing board and management.

The Charters and Bylaws of Keynote California and Keynote Delaware

The provisions of the Keynote Delaware Certificate of Incorporation, Certificate of Amendment of Certificate of Incorporation and Bylaws are similar to those of the Keynote California Articles of Incorporation and Bylaws in almost all respects. The only material differences are

  . the elimination of the right of shareholders controlling at least 10% of the voting shares to call a special meeting of shareholders,

  . the elimination of the ability of shareholders to act by written consent, and

  . the institution of procedures required for shareholders to propose business to be considered at a meeting of shareholders.

  However, while we have no present intention to do so, Keynote Delaware could in the future implement certain other changes by amendment of its Certificate of Incorporation or Bylaws. For a discussion of such changes, see "Significant Differences Between the Corporation Laws of California and Delaware." This discussion of the Certificate of Incorporation, the Certificate of Amendment of Certificate of Incorporation and Bylaws of Keynote Delaware is qualified by reference to Appendices A, B and C, respectively, attached to this proxy statement.

  The Articles of Incorporation of Keynote California currently authorize us to issue up to 50,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share. The Certificate of Incorporation of Keynote Delaware provides that it will have 50,000,000 authorized shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share. Like Keynote California's Articles of Incorporation, Keynote Delaware's Certificate of Incorporation provides that the board is entitled to determine the powers, preferences and rights, and the qualifications, limitations or restrictions, of the authorized and unissued preferred stock.

  Monetary Liability of Directors. The Articles of Incorporation of Keynote California and the Certificate of Incorporation of Keynote Delaware both provide for the elimination of personal monetary liability of directors to the fullest extent permissible under the laws of the respective states. The provision eliminating monetary liability of directors set forth in the Keynote Delaware Certificate of Incorporation is potentially more expansive than the corresponding provision in the Keynote California Articles of Incorporation, in that the former incorporates future amendments to Delaware law with respect to the elimination of such liability. For a more detailed explanation of the foregoing, see "Significant Differences Between the Corporation Laws of California and Delaware--Indemnification and Limitation of Liability."

  Cumulative Voting for Directors. The Keynote Delaware Certificate of Incorporation does not provide for cumulative voting rights. Under Delaware law, cumulative voting in the election of directors is not mandatory but is a permitted option. Under California law, until such time that Keynote is a "listed corporation" as defined under California law, if any shareholder has given notice of an intention to cumulate votes for the election of directors, such shareholder and any other shareholder of the corporation would be entitled to cumulate his or her votes at such election. Cumulative voting provides that each share of stock normally having one vote is entitled to a number of votes equal to the number of directors to be elected. A shareholder may then cast all such votes for a single candidate or may allocate them among as many candidates as the shareholder may choose. In the absence of cumulative voting, the holders of the majority of the shares present or represented at a meeting in which directors are to be elected would have the power to elect all the directors to be elected at such meeting, and no person could be elected without the support of holders of the majority of shares present or represented at such meeting. Elimination of cumulative voting could make it more difficult for a minority shareholder adverse to a majority of the shareholders to obtain representation on our board. California corporations whose stock is listed on the New York Stock Exchange or American Stock Exchange or whose stock is listed on the Nasdaq Stock Market and which has at least 800 holders of record of its equity securities as of such corporation's most recent annual meeting of shareholders can also eliminate cumulative voting with shareholder approval.

  Power to Call Special Shareholders' Meetings. Under California law and Keynote California's Bylaws, a special meeting of shareholders may be called by the board or by two or more members thereof, the Chairman of the board, the President, the holders of shares entitled to cast not less than 10% of the votes at such meeting and such additional persons as are authorized by the Articles of Incorporation or the Bylaws. Under Delaware law, a special meeting of stockholders may be called by the board of directors or any other person authorized to do so in the certificate of incorporation or the bylaws. The Bylaws of Keynote Delaware authorize the Chairman of the Board, the President, any Vice President, the Secretary or any two or more directors to call a special meeting of stockholders. Therefore, holders of 10% or more of our voting shares will no longer be able to call a special meeting of stockholders. We believe this change is warranted as a prudent corporate governance measure to prevent an inappropriately small number of stockholders from prematurely forcing stockholder consideration of a proposal over the opposition of the board by calling a special stockholders' meeting before

  . the time that the board believes such consideration to be appropriate or

  . the next annual meeting (provided that the holders meet the notice requirements for consideration of a proposal).

  Such special meetings would involve substantial expense and diversion of board and management time that we believe to be inappropriate for an enterprise of our size. Aside from the foregoing, no other change is contemplated in the procedures to call a special stockholders' meeting, although in the future the board could amend the Bylaws of Keynote Delaware without stockholder approval.

  Action Without a Meeting. Under California law and Keynote California's Bylaws, any action that may be taken at an annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Under Delaware law, unless otherwise provided in a company's certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action to be so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting and shall be properly delivered to the corporation. The Keynote Delaware Certificate of Incorporation will contain a provision eliminating the ability of stockholders to act by written consent without a meeting.

  Filling Vacancies on the Board of Directors. Under California law, any vacancy on the board other than one created by removal of a director may be filled by the board. If the number of directors is less than a quorum, a vacancy may be filled by the unanimous written consent of the directors then in office, by the affirmative vote of a majority of the directors at a meeting held pursuant to notice or waivers of notice or by a sole remaining director. A vacancy created by removal of a director may be filled by the board only if so authorized by a corporation's articles of incorporation or by a bylaw approved by the corporation's shareholders. Keynote California's Articles of Incorporation and Bylaws do not permit directors to fill vacancies created by removal of a director. Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director, unless otherwise provided in the certificate of incorporation or bylaws (or unless the certificate of incorporation directs that a particular class of stock is to elect such director(s), in which case a majority of the directors elected by such class, or a sole remaining director so elected, shall fill such vacancy or newly created directorship). The Bylaws of Keynote Delaware provide, consistent with the Bylaws of Keynote California, that any vacancy created by the removal of a director by the stockholders of Keynote Delaware may be filled only by the stockholders. Following the Reincorporation, the board of Keynote Delaware could, although it has no current intention to do so, amend the Bylaws to provide that directors may fill any vacancy created by removal of directors by the stockholders.

  Notice of Board Nominations and Other Shareholder or Stockholder Business-- Annual Meetings. The Bylaws of Keynote Delaware require that nominations of persons for election to the board and the proposal of business to be considered at an annual meeting of Stockholders must be made:

  . pursuant to notice by Keynote Delaware of such meeting;

  . by the board; or

  . if by a stockholder, by advance written notice given to Keynote Delaware between 60 to 90 days prior to the first anniversary of the preceding year's annual meeting of stockholders.

  However, if the date of the annual meeting at which such nomination or business is proposed by a stockholder is more than 30 days before or more than 60 days after such anniversary, then such notice may be given by the stockholder no earlier than the 90th day prior to such meeting and not later than the later of 60 days prior to such meeting or the 10th day following the first public announcement of such meeting. The above notice provisions are subject to certain exceptions with respect to electing directors to fill board seats resulting from increases in the size of the board not publicly announced at least 70 days prior to the annual meeting. In addition, certain other information regarding a board nominee or the business proposed for discussion must be included in the stockholder's notice to Keynote Delaware.

  Notice of Board Nominations and Other Shareholder or Stockholder Business-- Special Meetings. Keynote Delaware's Bylaws also provide that, at special meetings of stockholders, the only business that can be conducted will be the items of business set forth in the notice of such special meeting. The Bylaws also provide that nominations of persons for election to the board at a special meeting at which directors are go be elected pursuant to the notice of the meeting shall be made:

  . by the board; or

  . if the board has determined that directors will be elected at the meeting, by a stockholder of record meeting certain qualification who gives Keynote Delaware advance written notice of such nominations no earlier than 90 days prior to such special meeting and no later than the later of 60 days before such special meeting, or the 10th day after the first public announcement of such meeting and of the nominees proposed by the board to be elected at such meeting.

  By requiring advance notice of nominations by shareholders, the board is afforded the opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the board, to inform the stockholders about such qualifications. By requiring advance notice of proposed business, the board is provided the opportunity to inform stockholders of any business proposed to be conducted at a meeting and the board's position on any such proposal, enabling stockholders to better determine whether they desire to attend the meeting or grant a proxy to the board as to the disposition of such business. Although the Keynote Delaware Bylaws do not give the board any power to approve or disapprove stockholder nominations for the election of directors or any other business desired by stockholders to be conducted at a meeting, the Keynote Delaware Bylaws may have the effect of precluding a nomination for the election of directors or of precluding any other business at a particular meeting if the proper procedures are not followed. In addition, the procedures may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us, even if the conduct of such business or such attempt might be deemed to be beneficial to us and our stockholders.

Significant Differences Between the Corporation Laws of California and
Delaware

  The following provides a summary of the significant differences between the Corporation Laws of California and Delaware. It is not an exhaustive description of all differences between the two states' laws.

 Stockholder Approval of Certain Business Combinations

  Delaware. If the Reincorporation is approved by our shareholders, we will be subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. Section 203 prevents certain Delaware corporations, including those whose securities are listed on the Nasdaq Stock Market, from engaging, under certain circumstances, in a "business combination" (which includes a merger or sale of more than 10% of the corporation's assets) with any "interested stockholder" (a stockholder who owns 15% or more of the corporation's outstanding voting stock, as well as affiliates and associates of any such persons) for three years following the date that such stockholder became an "interested stockholder" unless

  . the transaction is approved by the board of directors prior to the date the "interested stockholder" attained such status,

  . upon consummation of the transaction that resulted in the stockholder's becoming an "interested stockholder," the "interested stockholder" owned at least 85% of the voting stock of the corporation outstanding at the time the transactions commenced, excluding those shares owned by

    . persons who are directors and also officers and

    . employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

  . on or subsequent to such date the "business combination" is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the "interested stockholder."

  A Delaware corporation may "opt out" of Section 203 with an express provision in its original certificate of incorporation or bylaws resulting from a stockholders' amendment approved by at least a majority of the outstanding voting shares. Keynote Delaware does not intend to opt out of the provisions of Section 203.

  We believe that Section 203 will encourage any potential acquirer to negotiate with our board. Section 203 also might have the effect of limiting the ability of a potential acquirer to make a two-tiered bid for Keynote Delaware in which all stockholders would not be treated equally. Shareholders should note, however, that the application of Section 203 to Keynote Delaware will give the board the power to reject a proposed business combination in certain circumstances, even though a potential acquirer may be offering a substantial premium for Keynote Delaware's shares over the then-current market price. Section 203 would also discourage certain potential acquirers unwilling to comply with its provisions.

  California. California law requires that holders of common stock receive common stock in a merger of the corporation with the holder of more than 50% but less than 90% of the target's common stock or its affiliate unless all of the target company's shareholders consent to the transaction. This provision of California law may have the effect of making a "cash-out" merger by a majority shareholder more difficult to accomplish. Although Delaware law does not parallel California law in this respect, under some circumstances Section 203 does provide similar protection to stockholders against coercive two-tiered bids for a corporation in which the stockholders are not treated equally.

 Classified Board of Directors

  A classified board is one on which a certain number, but not all, of the directors are elected on a rotating basis each year.

  Delaware. Delaware law permits, but does not require, a classified board of directors, pursuant to which the directors can be divided into as many as three classes with staggered terms of office, with only one class of directors standing for election each year. The Keynote Delaware Certificate of Incorporation and Bylaws do not provide for a classified board, and the adoption of a classified board in the future would require stockholder approval.

  California. Under California law, a corporation generally may provide for a classified board of directors by adopting amendments to its charter or bylaws, which amendments must be approved by the shareholders. The Keynote California Articles of Incorporation and Bylaws do not currently provide for a classified board.

 Removal of Directors

  Delaware. Under Delaware law, any director or the entire board of directors of a corporation that does not have a classified board of directors or cumulative voting may be removed with or without cause with the approval of a majority of the outstanding shares entitled to vote at an election of directors. In the case of a Delaware corporation having cumulative voting, if less than the entire board is to be removed, a director may not be removed without cause if the number of shares voted against such removal would be sufficient to elect the director under cumulative voting.

  California. Under California law, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote; however, no individual director may be removed, unless the entire board is removed, if the number of votes cast against such removal would be sufficient to elect the director under cumulative voting.

  Keynote California's Articles of Incorporation do not provide for a classified board but under California law, Keynote California shareholders are entitled to cumulative voting or for a classified board. The Keynote Delaware Certificate of Incorporation will not provide for cumulative voting. As a result, after the Reincorporation, our directors could be removed with or without cause with the approval of a majority of the outstanding shares entitled to vote at an election of directors.

 Indemnification and Limitation of Liability

  California and Delaware have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. The laws of both states also permit, with certain exceptions, a corporation to adopt charter provisions eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the director's fiduciary duty. There are, however, certain differences between the laws of the two states respecting indemnification and limitation of liability which are summarized below.

Delaware. The Keynote Delaware Certificate of Incorporation would eliminate the liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permissible under Delaware law, as such law exists currently and as it may be amended in the future. Under Delaware law, such provision may not eliminate or limit director monetary liability for:

  . breaches of the director's duty of loyalty to the corporation or its stockholders;

  . acts or omissions not in good faith or involving intentional misconduct or knowing violations of law;

  . the payment of unlawful dividends or unlawful stock repurchases or redemptions; or

  . transactions in which the director received an improper personal benefit.

  Such limitation of liability provisions also may not limit a director's liability for violation of, or otherwise relieve us or our directors from the necessity of complying with, federal or state securities laws, or affect the availability of nonmonetary remedies such as injunctive relief or rescission.

California. The Keynote California Articles of Incorporation eliminate the liability of directors to the corporation to the fullest extent permissible under California law. California law does not permit the elimination of monetary liability where such liability is based on:

  . intentional misconduct or knowing and culpable violation of law;

  . acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director;

  . receipt of an improper personal benefit by the director;

  . acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director was aware, or in the ordinary course of performing a director's duties should be aware, of a risk of serious injury to the corporation or its shareholders;

  . acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders;

  . transactions between the corporation and a director who has a material financial interest in such transaction; and

  . liability for improper distributions, loans or guarantees.

  Indemnification Compared and Contrasted. California law requires indemnification when the individual has defended successfully the action on the merits while Delaware law requires indemnification whether there has been successful or unsuccessful defense on the merits or otherwise. Delaware law generally permits indemnification of expenses, including attorneys' fees, actually and reasonably incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a majority vote of a disinterested quorum of the directors, by independent legal counsel or by a majority vote of a quorum of the stockholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Delaware law requires indemnification of expenses when the individual being indemnified has successfully defended any action, claim, issue or matter therein, on the merits or otherwise.

  Expenses incurred by an officer or director in defending an action may be paid in advance, under Delaware law and California law, if such director or officer undertakes to repay such amounts if it is ultimately determined that he or she is not entitled to indemnification. In addition, the laws of both states authorize a corporation's purchase of indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy.

  California law permits a California corporation to provide rights to indemnification beyond those provided therein to the extent such additional indemnification is authorized in the corporation's Articles of Incorporation. Thus, if so authorized, rights to indemnification may be provided pursuant to agreements or bylaw provisions that make mandatory the permissive indemnification provided by California law. Keynote California's Articles of Incorporation permit indemnification beyond that expressly mandated by California law and limit director monetary liability to the extent permitted by California law. Delaware law also permits a Delaware corporation to provide indemnification in excess of that provided by statute. By contrast to California law, Delaware law does not require authorizing provisions in the certificate of incorporation and does not contain express prohibitions on indemnification in certain circumstances. Limitations on indemnification may be imposed by a court, however, based on principles of public policy.

 Inspection of Shareholder or Stockholder Lists

  Both California and Delaware law allow any shareholder to inspect the shareholder list for a purpose reasonably related to such person's interest as a shareholder. California law provides that a shareholder or shareholders holding 5% or more of a corporation's voting shares, or who hold 1% or more of such shares after it is a public company and have filed a Schedule 14A with the Securities and Exchange Commission relating to the election of directors, have an absolute right to inspect and copy the corporation's shareholder list. Delaware law permits a stockholder to inspect the stockholder list during the ten-day period preceding a stockholders' meeting for any purpose germane to the meeting, but does not contain a provision comparable to the absolute right of inspection provided by California law to certain shareholders.

 Payment of Dividends

  California law does not use the concepts of par value of shares, capital or surplus. The concepts of par value, capital and surplus are retained under Delaware law.

  Delaware. Delaware law permits the payment of dividends out of surplus, generally defined as stockholders' equity less the par value of outstanding stock, or, if there is no surplus, out of net profits for the current fiscal year and/or the preceding fiscal year. Delaware law generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation.

  California. Under California law, any distribution of corporate assets to shareholders, including dividends and repurchases of shares, are limited either to:

  . retained earnings, or

  . an amount that would leave the corporation with assets, exclusive of goodwill, capitalized research and development expenses and deferred charges, equal to 1 1/4 times its liabilities, not including deferred taxes, deferred income and other deferred credits, and with current assets, as defined, at least equal to its current liabilities, or 1 1/4 times its current liabilities if the average pretax and pre-interest earnings for the preceding two fiscal years were less than the average interest expense for such years.

  There are exceptions to the foregoing rules for repurchases pursuant to employee stock plans. Additionally, a corporation cannot make a distribution if, as a result of such distribution, the corporation would likely be unable to meet its liabilities as they come due or if such distribution would impair certain preference rights of the holders of preferred stock.

 Shareholder Voting

  Both California and Delaware law generally require that a majority of the shareholders of both acquiring and target corporations approve statutory mergers.

  Delaware. Delaware law does not require a stockholder vote of the surviving corporation in a merger, unless the corporation provides otherwise in its certificate of incorporation, if:

  . the merger agreement does not amend the existing certificate of incorporation;

  . each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the merger and;

  . either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger.

  California. California law contains a similar exception to its voting requirements for reorganizations where shareholders or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than 83.3%, or five-sixths, of the voting power of the surviving or acquiring corporation or its parent entity.

 Appraisal Rights

  Under both California and Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.

  Delaware. Under Delaware law, such appraisal rights are not available:

  . with respect to the sale, lease or exchange of all or substantially all of the assets of a corporation;

  . with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation that are either listed on a national securities exchange or held of record by more than 2,000 holders, plus cash in lieu of fractional shares of such corporations; or

  . to stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger under Delaware law.

  California. The limitations on the availability of appraisal rights under California law are different from those under Delaware law. Shareholders of a California corporation whose shares are listed on a national securities exchange generally do not have such appraisal rights unless the holders of at least 5% of the class of outstanding shares claim the right or the corporation or any law restricts the transfer of such shares. Appraisal rights are also unavailable if the shareholders of a corporation or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than 83.3%, or five-sixths, of the voting power of the surviving or acquiring corporation or its parent entity. California law generally affords appraisal rights in sale-of-asset reorganizations.

 Dissolution

  Under California law, shareholders holding 50% or more of the total voting power may authorize a corporation's dissolution, with or without the approval of the corporation's board of directors, and this right may not be modified by the articles of incorporation. Under Delaware law, unless the board of directors approves the proposal to dissolve, the dissolution must be unanimously approved by all the stockholders entitled to vote thereon. Only if the dissolution is initially approved by the board of directors may the dissolution be approved by a simple majority of the outstanding shares of the corporation's stock entitled to vote. In the event of such a board-initiated dissolution, Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority, which is greater than a simple majority, voting requirement in connection with dissolutions. Keynote Delaware's Certificate of Incorporation contains no such supermajority voting requirement.

 Interested Director Transactions

  Under both California and Delaware law, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest, provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. With certain minor exceptions, the conditions are similar under California and Delaware law.

 Shareholder Derivative Suits

  California law provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction in question, provided that certain tests are met. Under Delaware law, a stockholder may bring a derivative action on behalf of the corporation only if the stockholder was a stockholder of the corporation at the time of the transaction in question or if his or her stock thereafter devolved upon him or her by operation of law. California law also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond. Delaware does not have a similar bonding requirement.

Application of the General Corporation Law of California to Delaware
Corporations

  Under Section 2115 of the California General Corporation Law, certain corporations not organized under California law which have significant contacts with California are subject to a number of key provisions of the California General Corporation Law. An exemption from Section 2115 is provided for corporations whose shares are listed on the New York Stock Exchange or the American Stock Exchange or for corporations having at least 800 stockholders of record whose shares are listed on the Nasdaq Stock Market. Following the Reincorporation, the common stock of Keynote Delaware will continue to be traded on the Nasdaq Stock Market; however, we do not expect to have greater than 800 stockholders of record. Accordingly, it is expected that Keynote Delaware will not be exempt from Section 2115.

Certain Federal Income Tax Consequences

  The following is a discussion of certain federal income tax considerations that may be relevant to holders of Keynote California common stock who receive Keynote Delaware common stock in exchange for their Keynote California common stock as a result of the Reincorporation. The discussion does not address all of the tax consequences of the Reincorporation that may be relevant to particular Keynote California shareholders, such as dealers in securities, or those Keynote California shareholders who acquired their shares upon the exercise of stock options, nor does it address the tax consequences to holders of options or warrants to acquire Keynote California common stock. Furthermore, no foreign, state, or local tax considerations are addressed herein. IN VIEW OF THE VARYING NATURE OF SUCH TAX CONSEQUENCES, EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED REINCORPORATION, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL OR FOREIGN TAX LAWS.

  Subject to the limitations, qualifications and exceptions described herein, and assuming the Proposed Reincorporation qualifies as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, the following tax consequences generally should result:

  . No gain or loss should be recognized by holders of Keynote California common stock upon receipt of Keynote Delaware common stock pursuant to the Reincorporation;

  . The aggregate tax basis of the Keynote Delaware common stock received by each shareholder in the Reincorporation should be equal to the aggregate tax basis of the Keynote California common stock surrendered in exchange for the Keynote Delaware common stock; and

  . The holding period of the Keynote Delaware common stock received by each shareholder of Keynote California should include the period for which such shareholder held the Keynote California common stock surrendered in exchange for the Keynote Delaware common stock, provided that such Keynote California common stock was held by the shareholder as a capital asset at the time of the Reincorporation.

  We have not requested a ruling from the Internal Revenue Service or an opinion of counsel with respect to the federal income tax consequences to our shareholders of the Reincorporation under the Internal Revenue Code. ACCORDINGLY, EACH SHAREHOLDER IS ENCOURAGED TO CONSULT A TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PROPOSED REINCORPORATION. The Reincorporation is intended to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

  A successful IRS challenge to the reorganization status of the Reincorporation, in consequence of a failure to satisfy the "continuity of interest" requirement or otherwise, would result in a shareholder recognizing a gain or loss with respect to each share of Keynote California common stock exchanged in the Reincorporation equal to the difference between the shareholder's basis in such share and the fair market value, as of the time of the Reincorporation, of the Keynote Delaware common stock received in exchange for Keynote California common stock. In such event, a shareholder's aggregate basis in the shares of Keynote Delaware common stock received in the exchange would equal their fair market value on such date, and the shareholder's holding period for such shares would not include the period during which the shareholder held Keynote California common stock. Even if the Reincorporation qualifies as a reorganization under the Internal Revenue Code, a shareholder would recognize a gain to the extent the shareholder received, either actually or constructively, consideration other than Keynote Delaware common stock in exchange for the shareholder's Keynote California common stock.

  State, local or foreign income tax consequences to shareholders may vary from the federal tax consequences described above.

  We should not recognize a gain or loss for federal income tax purposes as a result of the Reincorporation, and Keynote Delaware should succeed, without adjustment, to the federal income tax attributes of Keynote California.

             THE BOARD RECOMMENDS A VOTE FOR THE REINCORPORATION.
         THE EFFECT OF AN ABSTENTION OR A BROKER NON-VOTE IS THE SAME
            AS THAT OF A VOTE AGAINST THE REINCORPORATION PROPOSAL.

                                 PROPOSAL NO. 3

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

  The audit committee of board has selected KPMG LLP as its independent auditors to perform the audit of our financial statements for the fiscal year ending September 30, 2000, and the shareholders are being asked to ratify such selection. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if they desire to do so and are expected to be available to respond to appropriate questions.

                THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION
                          OF THE SELECTION OF KPMG LLP

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table presents information as to the beneficial ownership of our common stock as of December 31, 1999:

  . each shareholder known by us to be the beneficial owner of more than 5% of our common stock;

  . each of our directors;

  . our Chief Executive Officer and four other most highly compensated executive officers whose salary and bonus for the fiscal year ending September 30, 1999 was more than $100,000; and

  . directors and executive officers as a group.

  The percentage ownership is based on 23,710,935 shares of common stock outstanding as of December 31, 1999. Shares of common stock that are subject to options currently exercisable or exercisable within 60 days of December 31, 1999, are deemed outstanding for the purposes of computing the percentage ownership of the person holding these options but are not deemed outstanding for computing the percentage ownership of any other person. Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

                                               Shares Beneficially Owned
                                               ------------------------------
   Name of Beneficial Owner                    Number of Shares    Percent
   ------------------------                    ----------------    ----------
   Entities and individuals associated
    with Wheatley Partners II, L.P.(1)
    80 Cuttermill Road, Suite 311
    Great Neck, New York 11021...............           2,821,237         11.9%
   Entities associated with
    Bessemer Venture Partners (2)
    535 Middlefield Road
    Menlo Park, California 94025.............           2,672,398         11.3
   VeriSign, Inc.
    1350 Charleston Avenue
    Mountain View, California 94043..........           1,701,681          7.2
   GE Capital Equity Investments, Inc. (3)
    120 Long Ridge Road
    Stamford, Connecticut 06927..............           1,583,711          6.7
   Umang Gupta (4)...........................           2,542,232         10.7
   Roger Higgins (5).........................             332,859          1.4
   Donald Aoki (6)...........................             310,600          1.3
   Eugene Shklar (7).........................           2,023,139          8.5
   Lloyd Taylor (8)..........................             150,000          0.6
   David Cowan (9)...........................           2,672,398         11.3
   Mark Leslie (10)..........................              50,000          0.2
   Stratton Sclavos (11).....................           1,701,681          7.2
   All 12 directors and executive officers as
    a group (12).............................           9,895,825         41.6

--------
(1) Represents 1,773,824 shares held by Wheatley Partners II, L.P., 150,000 shares held by Brookwood Partners, L.P., 362,394 shares held by Woodland Partners, 512,395 shares held by Irwin Lieber and 22,624 shares held by Barry Fingerhut.

(2) Represents 1,432,734 shares held by Bessemer Venture Partners IV, L.P., 995,049 shares held by Bessec Ventures IV L.P. and 244,615 shares held by Bessemer Venture Investors IV L.P.

(3) GE Capital Equity Investments, Inc., a wholly-owned subsidiary of General Electric Capital Corporation, shares beneficial ownership with General Electrical Capital Corporation with respect to all of the shares held of record by GE Capital Equity Investments, Inc.

(4) Includes 80,000 shares held by the Gupta Family 1999 Irrevocable Trust. Mr. Gupta disclaims beneficial ownership of the shares held by this entity except to the extent of his pecuniary interest in it.

(5) Includes 125,000 shares held by the Roger W. Higgins and Priscilla Higgins Revocable Trust. Mr. Higgins disclaims beneficial ownership of the shares held by this entity except to the extent of his pecuniary interest in it. Of the shares held by Mr. Higgins, 57,975 remained subject to our right of repurchase as of December 31, 1999.

(6) Includes 5,000 shares held by Mr. Aoki as trustee for his minor children. Includes 2,503 shares subject to an option exercisable within 60 days of December 31, 1999. Of the shares held by Mr. Aoki, 59,522 remained subject to our right of repurchase as of December 31, 1999.

(7) Of the shares held by Mr. Shklar, 57,939 remained subject to our right of repurchase as of December 31, 1999.

(8) Of the shares held by Mr. Taylor, 150,000 remained subject to our right of repurchase as of December 31, 1999.

(9) Represents 1,432,734 shares held by Bessemer Venture Partners IV, L.P., 995,049 shares held by Bessec Ventures IV L.P. and 244,615 shares held by Bessemer Venture Investors IV L.P. Mr. Cowan, one of our directors, is a general partner of the general partner of these entities. Mr. Cowan disclaims beneficial ownership of the shares held by these entities except to the extent of his pecuniary interest in them.

(10) Includes 20,000 shares subject to an immediately exercisable option, none of which are subject to our right of repurchase.

(11) Represents 1,701,681 shares held by VeriSign, Inc. Mr. Sclavos, one of our directors, is president and chief executive officer of VeriSign. Mr. Sclavos disclaims beneficial ownership of the shares held by VeriSign except to the extent of his pecuniary interest in it.

(12) Includes 355,436 shares subject to our right of repurchase as of December 31, 1999, 85,419 share subject to options exercisable within 60 days of December 31, 1999 and 20,000 shares subject to an immediately exercisable option, none of which are subject to our right of repurchase.

                            EXECUTIVE COMPENSATION

  The following table presents compensation information for the fiscal years ending September 30, 1997, 1998 and 1999 paid or accrued to our Chief Executive Officer and our four other most highly compensated executive officers whose salary and bonus for fiscal 1999 was more than $100,000.

                          Summary Compensation Table

                                                                    Long Term
                                                                   Compensation
                                                                   ------------
                                                                      Awards
                                                                   ------------
                                               Annual Compensation  Securities
                                        Fiscal -------------------- Underlying
      Name and Principal Position        Year    Salary    Bonus     Options
      ---------------------------       ------ ---------- ---------------------
Umang Gupta............................  1999  $  188,288 $     --         --
 Chairman and Chief                      1998     119,704       --  1,750,000
 Executive Officer                       1997          --       --     47,989
Roger Higgins..........................  1999     185,479   88,145         --
 Vice President                          1998     181,466   61,034         --
 of Worldwide Sales                      1997     145,417    3,423    207,860
Donald Aoki............................  1999     166,920       --     50,000
 Vice President                          1998     144,748       --         --
 of Engineering                          1997      53,045       --    193,514
Eugene Shklar..........................  1999     122,271       --         --
 Vice President                          1998      58,184       --         --
 of Public Services                      1997      93,000       --    161,100
Lloyd Taylor...........................  1999     114,001       --    200,000
 Vice President                          1998          --       --         --
 of Operations                           1997          --       --         --

  John Flavio, our Vice President of Finance and Chief Financial Officer, joined us in July 1999 and is currently compensated at an annual salary of $170,000.

                         Option Grants in Fiscal 1999

  The following table presents the grants of stock options under our 1996 Stock Option Plan and 1999 Stock Option Plan during fiscal 1999 to our Chief Executive Officer and our four other most highly compensated executive officers.

  All options granted under our 1996 Stock Option Plan and 1999 Stock Option Plan are either incentive stock options or nonqualified stock options. Options granted under our 1996 Stock Option Plan are, and options granted under our 1999 Stock Option Plan may be, immediately exercisable subject to our right to repurchase these shares upon termination of the optionee's employment with us. This right generally lapses as to 25% of the shares subject to the option one year from the date of grant and as to 2.083% of the shares each succeeding month. Options granted under our 1999 Stock Option Plan that are not immediately exercisable generally vest over four years and become exercisable as to 25% of the shares subject to the option and as to 2.083% of the shares each succeeding month. Options expire 10 years from the date of grant.

  Options were granted at an exercise price equal to the fair market value of our common stock, as determined by our board on the date of grant. In the fiscal year ending September 30, 1999, we granted to our employee's options to purchase a total of 2,079,900 shares of our common stock.

  Potential realizable values are computed by:

  . multiplying the number of shares of common stock subject to a given option by $25.00, the closing price per share of our common stock on September 30, 1999 on the Nasdaq National Market;

  . assuming that the aggregate option exercise price derived from that calculation compounds at the annual 5% or 10% rates shown in the table for the entire 10 year term of the option; and

  . subtracting from that result the aggregate option exercise price.

  The 5% and 10% assumed annual rates of stock price appreciation are required by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future common stock prices.

                                       Individual Grants
                         ----------------------------------------------
                                                                        Potential Realizable
                                                                          Value at Assumed
                         Number of    Percent of                        Annual Rates of Stock
                         Securities Total Options                        Price Appreciation
                         Underlying   Granted to   Exercise                for Option Term
                          Options     Employees      Price   Expiration ---------------------
Name                      Granted   in Fiscal 1999 Per Share    Date        5%        10%
----                     ---------- -------------- --------- ---------- ---------- ----------
Umang Gupta.............       --         --            --          --  $       -- $       --
Roger Higgins...........       --         --            --          --          --         --
Donald Aoki.............   50,000        2.4%        $8.00   6/27/2009   1,636,118  2,842,178
Eugene Shklar...........       --         --            --          --          --         --
Lloyd Taylor............  150,000        7.2         $0.50    1/3/2009   6,033,355  9,651,534
                           50,000        2.4         $8.00   6/27/2009   1,636,118  2,842,178

 Aggregated Option Exercises in Fiscal 1999 and Option Values at September 30,
                                     1999

  The following table presents the number of shares acquired and the value realized upon exercise of stock options during fiscal 1999 and the number of shares of common stock subject to "vested" and "unvested" stock options held as of September 30, 1999 by our Chief Executive Officer and our four other most highly compensated executive officers. Also presented are the values of "in-the-money" options, which represents the positive difference between the exercise price of each outstanding stock option and $25.00, the closing price per share of our common stock on September 30, 1999 on the Nasdaq National Market.

  Each of the options granted to the optionees listed in the table below was either immediately exercisable upon grant, subject to our right to repurchase the option shares upon termination of the optionee's employment, or generally vests over four years. In the case of immediately exercisable options, our right to repurchase the shares generally lapses over four years and as to 25% of the shares subject to the option one year from the date of grant and as to 2.083% of the shares each succeeding month. In the case of options that are not immediately exercisable, these options generally vest over four years and become exercisable as to 25% of the shares subject to the option one year from the date of grant and as to 2.083% of the shares each succeeding month. In the table below, in the case of immediately exercisable options, the heading "vested" refers to shares as to which our right of repurchase has lapsed and the heading "unvested" refers to shares as to which we have the right to repurchase upon termination of the optionee's employment.

                                                                                Value of Unexercised
                                                  Number of Securities                 In-the-
                          Number of              Underlying Unexercised           Money Options at
                           Shares             Options at September 30, 1999      September 30, 1999
                         Acquired on  Value   --------------------------------  ---------------------
Name                      Exercise   Realized    Vested          Unvested        Vested    Unvested
----                     ----------- --------    ------       ----------------  --------- -----------
Umang Gupta.............        --   $    --              --                 -- $      -- $        --
Roger Higgins...........        --        --              --                 --        --          --
Donald Aoki.............       833     4,998             418             48,749     7,106     828,733
Eugene Shklar...........    85,000    12,750              --                 --        --          --
Lloyd Taylor............   150,000        --              --             50,000        --     850,000

Employee Benefit Plans

 1996 Stock Option Plan

  As of September 30, 1999, options to purchase 275,587 shares of common stock were outstanding under our 1996 Stock Option Plan. The 1996 plan terminated upon the completion of our initial public offering and no options have been or will be granted under the plan after that time. However, this termination did not affect any outstanding options, all of which remain outstanding until exercised or until they terminate or expire by their terms. Options granted under these plan are subject to terms substantially similar to those described below with respect to options granted under the 1999 Equity Incentive Plan.

 1999 Stock Option Plan

  As of September 30, 1999, options to purchase 1,650,976 shares of common stock were outstanding under our 1999 Stock Option Plan. The 1999 plan terminated upon the completion of our initial public offering, at which time our 1999 Equity Incentive Plan became effective. As a result, no options have been or will be granted under the plan after that time. However, this termination did not affect any outstanding options, all of which remain outstanding until exercised or until they terminate or expire by their terms. Options granted under these plan are subject to terms substantially similar to those described below with respect to options granted under the 1999 Equity Incentive Plan.

 1999 Equity Incentive Plan

  Shares Reserved Under the Plan. The board of directors has adopted and our shareholders have approved the 1999 Equity Incentive Plan. The board has reserved 5,000,000 shares of common stock available for grant under this plan. In addition to the shares reserved by the board, upon the completion of our initial public offering on September 24, 1999, a total of 438,037 additional shares previously reserved for grant under our 1996 Stock Option Plan and 1999 Stock Option Plan became available for grant under the under our 1999 Equity Incentive Plan. These shares either had not been issued, were not subject to outstanding grants, had been issued but were subsequently forfeited or repurchased by us, or were subject to options that expired or became unexersiable. Shares will again be available for grant and issuance under the plan that:

  . are subject to issuance upon exercise of an option granted under the plan that cease to be subject to the option for any reason other than exercise of the option;

  . have been issued upon the exercise of an option granted under the plan that are subsequently forfeited or repurchased by us at the original purchase price; or

  . are subject to an award granted pursuant to a restricted stock purchase agreement under the plan that are subsequently forfeited or repurchased by us at the original issue price.

  In addition, on January 1 , 2000 and on January 1 of each following year, the total number of shares reserved for issuance under the plan increased automatically by a number of shares equal to 5% of our outstanding shares on December 31 of the preceding year.

  Term of the Plan. The plan became effective on September 24, 1999. The plan will terminate after 10 years, unless it is terminated earlier by our board. The plan authorizes the award of options, restricted stock awards and stock bonuses. If we are dissolved, liquidated or have a "change in control" transaction, outstanding awards may be assumed or substituted by the successor corporation, if any. In the discretion of the compensation committee, the vesting of these awards may accelerate upon one of these transactions.

  Administration of the Plan. The plan is administered by our compensation committee, all of the members of which are "non-employee directors" under applicable federal securities laws and "outside directors" as defined under applicable federal tax laws. The compensation committee has the authority to construe and interpret the plan, grant awards and make all other determinations necessary or advisable for the administration of the plan.

  Types of Awards Under the Plan. The plan provides for the grant of both incentive stock options that qualify under Section 422 of the Internal Revenue Code and nonqualified stock options. Incentive stock options may be granted only to our employees or employees of a parent or subsidiary of us. All other awards, other than incentive stock options, may be granted to our employees, officers, directors, consultants, independent contractors and advisors or those of any parent or subsidiary of us, provided the consultants, independent contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. The exercise price of incentive stock options must be at least equal to the fair market value of our common stock on the date of grant. The exercise price of incentive stock options granted to 10% shareholders must be at least equal to 110% of the fair market value of our common stock on the date of grant. The exercise price of non-qualified stock options must be at least equal to 85% of the fair market value of our common stock on the date of grant.

  Our nonemployee directors are entitled to receive stock option grants to purchase 50,000 shares of our common stock which vest as to 33.3% of the shares subject to the option after one year and as to 2.82% of the shares each succeeding month.

  Options granted under the plan are either exercisable as they vest or are immediately exercisable subject to our right of repurchase that lapses as the shares vest. In general, options vest over a four-year period and as to 25% of the shares subject to the option one year from the date of grant and as to 2.083% of the shares each succeeding month.

  The maximum term of options granted under the plan is 10 years.

  Awards, other than nonqualified stock options, granted under the plan may not be transferred in any manner other than by will or by the laws of descent and distribution. The plan allows exceptions to this restriction with respect to awards that are nonqualified stock options. Options may be exercised during the lifetime of the optionee only by the optionee. The compensation committee could provide for differing provisions in individual award agreements, but only with respect to awards that are not incentive stock options. Options granted under the plan generally may be exercised for a period of time after the termination of the optionee's service to us or a parent or subsidiary of us. Options will generally terminate three months after the termination of employment or twelve months if the termination is due to death or disability.

  The purchase price for restricted stock will be determined by our compensation committee. Stock bonuses may be issued for past services or may be awarded upon the completion of certain services or performance goals.

 1999 Employee Stock Purchase Plan

  The board has adopted and our shareholders have approved the 1999 Employee Stock Purchase Plan. The plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. Rights granted under the plan are not transferable by a participant other than by will or the laws of descent and distribution.

  Shares Reserved Under the Plan. The board of directors has reserved 400,000 shares of common stock under this plan. On each January 1, the aggregate number of shares reserved for issuance under this plan will increase automatically by a number of shares equal to 1% of our outstanding shares on December 31 of the preceding year. The aggregate number of shares reserved for issuance under the plan may not exceed 4,000,000.

  Administration of the Plan. The plan is administered by our compensation committee. Our compensation committee has the authority to construe and interpret the plan, and its decisions are final and binding.

  Eligibility to Participate. Employees generally are eligible to participate in the plan if they are employed 10 days before the beginning of the applicable offering period and they are customarily employed by us, or our parent or any subsidiaries that we designate, for more than 20 hours per week and more than five months in a calendar year and are not, and would not become as a result of being granted an option under the plan, 5% shareholders of us or our designated parent or subsidiaries. Participation in the plan ends automatically upon termination of employment for any reason.

  How Purchases are Made. Under the plan, eligible employees are permitted to acquire shares of our common stock through payroll deductions. Eligible employees may select a rate of payroll deduction between 2% and 10% of their compensation and are subject to maximum purchase limitations.

  Each offering period under the plan is for two years and consists of four six-month purchase periods. The first offering period began on September 24, 1999, the first business day on which price quotations for our common stock were available on the Nasdaq National Market. Offering periods and purchase periods will begin on February 1 and August 1 of each year. However, because the first day on which price quotations for our common stock was available on the Nasdaq National Market was not be February 1 or August 1, the length of the first offering period will be less than two years, and the length of the first purchase period will be more than six months.

  The plan provides that, in the event of our proposed dissolution or liquidation, each offering period that commenced prior to the closing of the proposed event shall continue for the duration of the offering period, provided that the compensation committee may fix a different date for termination of the plan. The purchase price for our common stock purchased under the plan is 85% of the lesser of the fair market value of our common stock on the first or last day of the applicable offering period. The compensation committee has the power to change the duration of offering periods without shareholder approval, if the change is announced at least 15 days prior to the beginning of the affected offering period.

  Term of the Plan. The plan became effective on September 24, 1999. The plan will terminate 10 years from the date the plan was adopted by our board, unless it is terminated earlier under the terms of the plan. The board has the authority to amend, terminate or extend the term of the plan, except that no action may adversely affect any outstanding options previously granted under the plan.

  Amendments to the Plan. Except for the automatic annual increase of shares described above, shareholder approval is required to increase the number of shares that may be issued or to change the terms of eligibility under the plan. The board may make amendments to the plan as it determines to be advisable if the financial accounting treatment for the plan is different from the financial accounting treatment in effect on the date the plan was adopted by the board.

               COMPENSATION ARRANGEMENTS WITH EXECUTIVE OFFICERS

  Umang Gupta. In September 1997, in connection with his service as one of our directors, we granted to Umang Gupta, who now serves as our Chief Executive Officer, an option to purchase 47,989 shares of common stock at an exercise price of $0.20 per share. Mr. Gupta exercise this option in April 1998. Our right of repurchase has now lapsed as to all of these shares.

  In December 1997, we entered into an employment agreement with Mr. Gupta. This agreement establishes Mr. Gupta's annual base salary and eligibility for benefits and bonuses. Under this agreement, Mr. Gupta was granted an option to purchase 1,750,000 shares of common stock at an exercise price of $0.20 per share. This option was immediately exercisable, subject to our right to repurchase the shares of common stock upon termination of his employment. Mr. Gupta exercised this option in April 1998. Our right of repurchase has now lapsed as to all of these shares.

  Also under this agreement, Mr. Gupta was granted a warrant to purchase 265,000 shares of common stock at a purchase price of $1.30 per share. Mr. Gupta exercised this warrant in September 1999.

  This agreement continues until it is terminated upon written notice by Mr. Gupta or us. If we terminate his employment for cause or if he voluntarily elects to terminate his employment, we must pay his salary and other benefits through the date of his termination. If his employment is terminated by us without cause or if he terminates his employment due to a material reduction in his salary or benefits, a material change in his responsibilities or a sale of us, we must pay his salary and benefits through the date of his termination and his salary for six additional months after this date.

  In connection with a loan agreement, dated as of May 1999, Mr. Gupta agreed that, except in the case of a sale of us, he will not voluntarily elect to terminate his employment before the earlier of December 31, 2001 or the date on which a successor chief executive officer commences employment with us.

  Roger Higgins. In February and June 1997, we granted to Roger Higgins options to purchase a total of 207,859 shares of common stock at an exercise price of $0.05 per share. Mr. Higgins exercised these options in February and June 1997.

  Donald Aoki. In May and June 1997, we granted to Donald Aoki options to purchase a total of 193,513 shares of common stock at an exercise price of $0.05 per share. Mr. Aoki exercised these options in June 1997 and December 1998. In June 1999, we granted Mr. Aoki options to purchase 50,000 shares of common stock at an exercise price of $8.00 per share.

  Eugene Shklar. In August 1996 and June 1997, we granted to Eugene Shklar options to purchase a total of 431,100 shares of common stock at an exercise price of $0.05 per share. In July 1997, 25,000 of these 431,100 shares were canceled. In July 1997, we granted Mr. Shklar an option to purchase 45,000 shares of common stock at an exercise price of $0.20 per share. In February 1999, a total of 2,500 of these 45,000 shares were canceled. Mr. Shklar exercised his options as to the remaining 448,600 shares in September 1996, June 1997 and January 1999.

  Thomas Roll. In September 1998, we granted Thomas Roll an option to purchase 100,000 shares of common stock at an exercise price of $0.24 per share. He exercised this option as to 30,000 shares in April 1999. In January 1999, we granted Mr. Roll an option to purchase 20,000 shares of common stock at an exercise price of $0.60 per share. In June 1999, Mr. Roll was granted an option to purchase 30,000 shares of common stock at an exercise price of $8.00 per share.

  Lloyd Taylor. In January 1999, we granted to Lloyd Taylor an option to purchase 150,000 shares of common stock at an exercise price of $0.50 per share. Mr. Taylor immediately exercised this option. In June 1999, Mr. Taylor was granted an option to purchase 50,000 shares of common stock at an exercise price of $8.00 per share.

  James Salazar. In March 1999, we granted James Salazar an option to purchase 112,500 shares of common stock at an exercise price of $1.60 per share.

  John Flavio. In June 1999, we granted John Flavio an option to purchase 205,000 shares of common stock at an exercise price of $8.00 per share.

  Marlene Williamson. In August 1999, we granted Marlene Williamson an option to purchase 150,000 shares of common stock at an exercise price of $9.00 per share.

                     REPORT OF THE COMPENSATION COMMITTEE

  The compensation committee of the board of directors administers Keynote's executive compensation program. The current members of the compensation committee are David Cowan and Mark Leslie. Each is a non-employee director within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code. Neither of Mr. Cowan nor Mr. Leslie has any interlocking relationships as defined by the Securities and Exchange Commission.

General Compensation Philosophy

  The role of the compensation committee is to set the salaries and other compensation of Keynote's executive officers and other key employees, and to make grants in excess of 15,000 options and to administer the stock option and other employee equity and bonus plans. Grants of options to purchase less than 15,000 shares can be authorized by Umang Gupta, our Chief Executive Officer, and ratified by the compensation committee. Keynote's compensation philosophy for executive officers is to relate compensation to corporate performance and increases in shareholder value, while providing a total compensation package that is competitive and enables Keynote to attract, motivate, reward and retain key executives and employees. Accordingly, each executive officer's compensation package may, in one or more years, be comprised of the following three elements:

  . base salary that is designed primarily to be competitive with base salary levels in effect at high technology companies in the San Francisco Bay Area that are of comparable size to Keynote and with which Keynote competes for executive personnel;

  . annual variable performance awards, such as bonuses, payable in cash and/or stock-based incentive awards, tied to the achievement of performance goals, financial or otherwise, established by the compensation committee; and

  . long-term stock-based incentive awards which strengthen the mutuality of interests between Keynote's executive officers and Keynote's shareholders.

Executive Compensation

  Base Salary. Salaries for executive officers for the fiscal year ended September 30, 1999 were generally determined on an individual basis by evaluating each executive's scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies.

  Annual Incentive Awards. In the past, Keynote has included performance-based bonuses, payable in cash and/or stock-based incentive awards, as part of each executive's annual compensation plan. Annual performance-based bonuses are based on mutually agreed upon goals and objectives. This practice is expected to continue and each executive's annual performance will be measured by the achievement of established goals and objectives.

  Long-Term Incentive Awards. The compensation committee believes that equity-based compensation in the form of stock options links the interests of executive officers with the long-term interests of Keynote's shareholders and encourages executive officers to remain employed with Keynote. Stock options generally have value for executive officers only if the price of our stock increases above the fair market value on the grant date and the officer remains employed with Keynote for the period required for the shares to vest.

  Keynote grants stock options in accordance with the 1999 Equity Incentive Plan. In the fiscal year ended September 30, 1999, stock options were granted to certain executive officers as incentives for them to become employees or to aid in the retention of executive officers and to align their interests with those of Keynote's shareholders. Stock options typically have been granted to executive officers when the executive first joins us. The compensation committee may, however, grant additional stock options to executive officers for other reasons. The number of shares subject to each stock option granted is within the discretion of the compensation committee and is based on anticipated future contribution and ability to impact Keynote's results, past performance or consistency within the officer's peer group. In the fiscal year ended September 30, 1999, the compensation committee considered these factors. At the discretion of the compensation committee, executive officers may also be granted stock options to provide greater incentives to continue their employment with Keynote and to strive to increase the value of Keynote's common stock. The stock options generally become exercisable over a four-year period and are granted at a price that is equal to the fair market value of Keynote's common stock on the date of grant.

Chief Executive Officer Compensation

  Mr. Gupta's base salary, target bonus, bonus paid and long-term incentive awards for the fiscal year ended September 30, 1999 were determined by the compensation committee in a manner consistent with the factors described above for all executive officers.

Internal Revenue Code Section 162(m) Limitation

  Section 162(m) of the Internal Revenue Code limits the tax deduction to $1.0 million for compensation paid to certain executives of public companies. Having considered the requirements of Section 162(m), the compensation committee believes that grants made pursuant to the Keynote's Stock Option Plans and Equity Incentive Plan meet the requirements that such grants be "performance based" and are, therefore, exempt from the limitations on deductibility. Historically, the combined salary and bonus of each executive officer has been below the $1.0 million limit. The compensation committee's present intention is to comply with Section 162(m) unless the compensation committee feels that required changes would not be in the best interest of Keynote or its shareholders.

                                          Compensation Committee

                                          David Cowan
                                          Mark Leslie

                         STOCK PRICE PERFORMANCE GRAPH

  The follow table compares the cumulative total shareholder return on our common stock, the Nasdaq Composite Index and The Street.com Index. The graph assumes that $100 was invested in our common stock, the Nasdaq Composite Index and The Street.com Index on September 24, 1999 and calculates the monthly return through December 30, 1999. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                       [PERFORMANCE CHART APPEARS HERE]


                   KEYNOTE VS. INDICES: PRICE PERFORMANCE


                                                Nasdaq
                     KEYN       KEYN            Composite      The Street.com
        Date         close      volume          Index close    Index close
      9/24/99          27.25    6,881,000       2740.41         617.61
      9/27/99         28.875    1,255,200       2761.75            629
      9/28/99          29.25      572,000       2756.25          631.3
      9/29/99          27.25      297,000       2730.27         643.49
      9/30/99             25      437,600       2746.16         647.38
      10/1/99        26.0625      389,800       2736.85         647.12
      10/4/99          25.25      290,800       2795.97         655.61
      10/5/99         25.875      130,300       2799.67         668.02
      10/6/99           28.5      372,800       2857.21         708.74
      10/7/99          33.25      549,600        2860.7         723.22
      10/8/99           35.5      293,800       2886.57         732.79
     10/11/99         42.125      391,000       2915.95         745.41
     10/12/99             39      286,100       2872.43         724.18
     10/13/99         39.875       75,400       2801.27         692.21
     10/14/99           37.5       45,400       2806.84         696.09
     10/15/99           36.5      164,100       2731.83          685.1
     10/18/99             33      196,300       2689.15         669.86
     10/19/99         35.625       73,800       2688.18         679.44
     10/20/99          39.75      254,500       2788.13         709.52
     10/21/99        40.5625      224,600       2801.95         718.96
     10/22/99         50.375      164,700       2816.52         716.11
     10/25/99         47.625      341,300       2815.95         731.94
     10/26/99          49.75      316,000       2811.47         723.15
     10/27/99         42.875      430,100       2802.52         706.49
     10/28/99         43.125       96,200       2875.22         719.82
     10/29/99         45.375      136,100       2966.43         750.79
      11/1/99             45       33,600       2967.65         761.85
      11/2/99          47.25      133,700       2981.63         752.77
      11/3/99             52      120,000       3028.51         769.32
      11/4/99             48      104,600       3055.95         796.81
      11/5/99         48.875       57,000       3102.29         814.87
      11/8/99             47       52,300       3143.97          840.9
      11/9/99         46.125       89,100       3125.04         839.01
     11/10/99             44      126,100       3155.96          834.6
     11/11/99           41.5       99,200       3197.29         820.91
     11/12/99        41.0625      255,100       3221.15         845.68
     11/15/99             43      185,500       3219.54         859.93
     11/16/99          47.25      115,000       3295.52         897.57
     11/17/99         50.125      148,500       3269.39         902.37
     11/18/99          53.75      106,600       3347.11         955.97
     11/19/99          53.25      106,800       3369.25         948.83
     11/22/99          56.75      109,700       3392.56         973.62
     11/23/99          56.25      175,800       3342.87         949.29
     11/24/99             58       87,400        3420.5         968.04
     11/26/99         55.875       24,300       3447.81         985.61
     11/29/99             57       50,500       3421.37          969.4
     11/30/99         57.125      115,900       3336.16         930.21
      12/1/99          57.25       59,500       3353.71         925.29
      12/2/99         56.875        2,100       3452.78          977.2
      12/3/99          58.25       22,900       3520.63        1028.54
      12/6/99          63.25      158,500       3546.01        1044.64
      12/7/99             72      105,400       3586.92        1058.87
      12/8/99             71      189,800       3586.08        1072.27
      12/9/99         69.875       26,100       3594.17        1106.62
     12/10/99             71      236,500       3620.24         1129.5
     12/13/99          69.25      137,000       3658.17        1154.01
     12/14/99             69        9,300       3571.66        1097.43
     12/15/99          70.25       31,500       3621.95         1094.9
     12/16/99          76.75       80,000       3715.06        1123.63
     12/17/99             80       46,100       3753.06        1113.09
     12/20/99          76.75       12,300       3783.87        1098.75
     12/21/99          77.75       42,900       3911.15        1159.07
     12/22/99             78        6,000        3937.3         1148.1
     12/23/99             77       14,200       3969.44        1128.52
     12/27/99         70.375       24,000       3975.38           1129
     12/28/99           69.5      181,700       3972.11        1121.97
     12/29/99           68.5       24,600       4041.46        1162.22
     12/30/99           69.5       22,300       4036.87        1160.44
     12/31/99          73.75        7,500       4069.31        1154.45


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Other than the compensation arrangements, which are described where required in "Executive Compensation" and the transactions below, since September 30, 1998, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

  . in which the amount involved exceeds $60,000; and

  . in which any director, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Capital Stock Financings

  In April and May 1999, we sold a total of 3,367,272 shares of Series D preferred stock at a purchase price of $4.42 per share and a total of 438,480 shares of common stock at a purchase price of $4.42 per share. Purchasers of our this Series D preferred stock and common stock include, among others, the following of our executive officers, directors and holders of more than 5% of our outstanding stock:

                                                                   Aggregate
                                            Series D     Common  Consideration
Shareholder                              Preferred Stock  Stock      Paid
-----------                              --------------- ------- -------------
VeriSign, Inc...........................    1,263,200    438,481  $7,521,428
GE Capital Equity Investments, Inc......    1,538,711         --   7,000,000
Entities associated with Bessemer
 Venture Partners, L.P..................      226,245         --   1,000,001
Eugene Shklar...........................      113,122         --     499,999

  Upon the completion of our initial public offering in September 1999, each outstanding share of Series D preferred stock was converted into one share of common stock and each share of common stock was then converted into .5 shares of common stock.

Loans to Executive Officers

  Umang Gupta. In May 1999, we loaned $300,000 to Umang Gupta, our Chief Executive Officer, evidenced by a full recourse promissory note and secured by a stock pledge agreement, in connection with the acceleration of the lapse of our repurchase right with respect to the shares of our common stock owned by him. In June 1999, these loans were consolidated into a single loan. This loan accrues interest at a rate of 6% per year and is due and payable on or before December 31, 2001.

  Lloyd Taylor. In January 1999, we loaned $150,000 to Lloyd Taylor, our Vice President of Operations, secured by a loan and security agreement, in connection with his relocation to California. The loan accrues interest at a rate of 9% and is due and payable on or before January 2002. In January 1999, we loaned an additional $75,000 to Mr. Taylor, secured by a loan and pledge agreement, in connection with his exercise of his option to purchase 300,000 shares of our common stock. The loan accrues interest at a rate of 7% and is payable on or before January 2004.

  Marlene Williamson. In November 1999, we loaned $263,000 to Marlene Williamson, our Vice President of Marketing, secured by a loan and security agreement, in connection with her relocation to California. The loan accrues interest at a rate of 6% and is due and payable on or before May 2000.

  John Flavio. In December 1999, we loaned $200,000 to John Flavio, our Chief Financial Officer, secured by a loan and security agreement, in connection with his relocation to California. The loan accrues interest at a rate of 6% and is due and payable on or before June 2000.

Option Grant to Director

  Mark Leslie. In June 1999, we granted Mark Leslie an option to purchase 50,000 shares of common stock at an exercise price of $8.00 per share. Mr. Leslie exercised this option with respect to 30,000 shares in June 1999.

Memorandum of Understanding With VeriSign, Inc.

  In February 1999, we entered into a memorandum of understanding with VeriSign, Inc. Mr. Stratton Sclavos, a member of our board of directors, is the chief executive officer and a director of VeriSign. Under the agreement, Keynote granted VeriSign a non-exclusive license to sell two different customized versions of Keynote Perspective and a one-year subscription to Keynote Lifeline to VeriSign's customers as an integrated part of VeriSign's product offerings. In order to implement the product offerings subject to the agreement, Keynote agreed to construct a network of 50 measurement computers in 25 domestic and international cities. To help cover the costs of Keynote's initial expenditures, VeriSign made a $250,000 advance available to Keynote prior to the commencement of the joint marketing and distribution program. VeriSign also agreed to promote Keynote's services as part of its regular communications with customers, such as quarterly newsletters, and through a VeriSign web site that focuses on security-related issues.

  The customized versions of Perspective that VeriSign may sell under the agreement are each one-month in duration and offer measurements from either:

  . 10 different cities of the customer's choice, including up to two international locations, or

  . 25 different cities of the customer's choice, including up to four international locations.

  The agreement provides that if VeriSign is generating at least 500 introductory Perspective sales per month within six months from the beginning of the program, then VeriSign will make available to Keynote an additional $250,000 advance. If the program is not generating 500 of these sales per month within six months from the beginning of the program, then Keynote may reduce the number of measurement computers deployed under the agreement. If the program is not generating 100 introductory Perspective sales per month within six months from the beginning of the program, then either Keynote or VeriSign may terminate the agreement by providing 60 days' advance written notice to the other party, with VeriSign entitled to recover the balance of the money it advanced to Keynote ratably over the remainder of the term of the agreement.

  The memorandum of understanding provides that VeriSign is entitled to offer the 10-city and 25-city versions of the introductory Perspective service as an integrated part of its product offerings. VeriSign will pay Keynote $50 for each 10-city version and $100 for each 25-city version of the introductory Perspective service. All of the fees that VeriSign pays to Keynote for the subscriptions VeriSign sells to its customers are deducted from the funds that it advanced to Keynote until such advance is repaid, with a maximum of $10,417 in fees per month to be deducted from the advance. Any fees per month in excess of $10,417 are retained by Keynote. In the event that Keynote converts the introductory Perspective customer into a paying Perspective customer during the life of the VeriSign-bundled introductory Perspective subscription or within 30 days after this period, Keynote will pay VeriSign a one-time conversion bounty of $1,400.

  VeriSign also has the right to sell a one-year subscription to Lifeline, and VeriSign will receive a 50% discount to this service. This discount will increase to 57% if, after the agreement has been in effect for six months, VeriSign is paying Keynote more than $100,000 per month for the Lifeline service. However, if after the agreement has been in effect for six months, VeriSign is paying Keynote less than $34,750 per month for the Lifeline service, the parties can renegotiate the discount and/or volume commitments. If Keynote converts the Lifeline customer into a paying Perspective customer during the life of the VeriSign-bundled Lifeline subscription or within 30 days after this period, Keynote will pay VeriSign a one-time conversion bounty of $1,400. In addition, if a program generates leads for Perspective, Keynote will pay VeriSign $150 for each lead which turns into a paying customer within 90 days of receipt of the lead.

  The agreement provides that if Keynote makes available a similar service with better terms to any customer, Keynote will provide VeriSign with the same superior terms for the remainder of the term of the agreement. Keynote also agreed not to enter into a similar agreement involving the bundling of its services with certain competitors of VeriSign.

  The initial term of the memorandum of understanding is two years, unless the parties enter into a formal marketing and services agreement prior to that time which supersedes the agreement. The agreement will continue for a series of one-year extensions subsequent to the initial two-year term unless either party provides written notice to the other of its intent not to renew the agreement.

  Through September 30, 1999, Keynote has received from VeriSign approximately $152,000 in revenue from this agreement.

  Keynote believes that the terms of the memorandum of understanding, taken as a whole, were no less favorable to Keynote than Keynote could have obtained from unaffiliated third parties.

       SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING OF SHAREHOLDERS

  Proposals of shareholders intended to be presented at our 2001 Annual Meeting of Shareholders must be received by us at our principal executive offices no later than October 1, 2000 in order to be included in our proxy statement and form of proxy relating to the meeting. Proposals of shareholders received by us at our principal executive offices after December 15, 2000 will be considered untimely and may not be presented at our 2001 Annual Meeting.

     COMPLIANCE UNDER SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16 of the Securities Exchange Act of 1934, as amended, requires our directors and officers, and persons who own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the Nasdaq National Market. Such persons are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms that they file.

  Based solely on our review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that all Section 16(a) filing requirements for the year ended September 30, 1999 were met.

                                OTHER BUSINESS

  The board of directors does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the board, no matters are to be brought before the Annual Meeting except as specified in the Notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                                                                     APPENDIX A

                         CERTIFICATE OF INCORPORATION

                                      OF

                             KEYNOTE SYSTEMS, INC.

                                   ARTICLE I

  The name of the corporation is Keynote Systems, Inc.

                                  ARTICLE II

  The address of the registered office of the corporation in the State of Delaware is 15 East North Street, City of Dover, County of Kent. The name of its registered agent at that address is Incorporation Services, Ltd.

                                  ARTICLE III

  The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE IV

A. Authorization of Shares

  The total number of shares of all classes of stock which the corporation is authorized to issue is 2,000 shares. The corporation is authorized to issue two classes of shares: Common Stock, $0.001 par value per share, and Preferred Stock, $0.001 par value per share. The total number of shares of Common Stock authorized to be issued is 1,000 shares. The total number of shares of Preferred Stock authorized to be issued is 1,000 shares.

B. Designation of Future Series of Preferred Stock

  The Board of Directors is authorized, subject to any limitations prescribed by the law of the State of Delaware, to provide for the issuance of the shares of Preferred Stock in one or more series, and, by filing a certificate of designation pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof and to increase or decrease the number of shares of any such series (but not above the total number of authorized shares of the class or below the number of shares of such series then outstanding). Subject to approval by the Board of Directors, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote, unless a vote of any other holders is required pursuant to a certificate or certificates establishing a series of Preferred Stock.

  Except as expressly provided in any certificate of designation designating any series of Preferred Stock pursuant to the foregoing provisions of this
Article IV, any new series of Preferred Stock may be designated, fixed and determined as provided herein by the Board of Directors without approval of the holders of Common Stock or the holders of Preferred Stock, or any series thereof, and any such new series may have powers, preferences and rights, including, without limitation, voting rights, dividend rights, liquidation rights, redemption rights and conversion rights senior to, junior to or pari passu with the rights of the Common Stock, the Preferred Stock, or any future class or series of Preferred Stock or Common Stock.

  If the certificate of designation creating a series of Preferred Stock so provides, any shares of a series of Preferred Stock that are acquired by the corporation, whether by redemption, purchase, conversion or otherwise, so that such shares are issued but not outstanding, may not be reissued as shares of such series or as shares of the class of Preferred Stock. Upon the retirement of any such shares and the filing of a certificate of retirement pursuant to Sections 103 and 243 of the Delaware General Corporation Law with respect thereto, the shares of such series shall be eliminated and the number of shares of Preferred Stock shall be reduced accordingly.

                                   ARTICLE V

  The Board of Directors of the corporation shall have the power to adopt, amend or repeal the Bylaws of the corporation.

                                  ARTICLE VI

  Election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

                                  ARTICLE VII

  To the fullest extent permitted by law, no director of the corporation shall be personally liable for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

  Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this
Article VII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

                                 ARTICLE VIII

  Effective immediately after the closing of an underwritten public offering of shares of the corporation's Common Stock pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission, actions shall be taken by the corporation's stockholders only at annual or special meetings of stockholders, and the corporation's stockholders shall not be able to act by written consent.

                                  ARTICLE IX

  The name and mailing address of the incorporator is Scott J. Leichtner, c/o Fenwick & West LLP, Two Palo Alto Square, Palo Alto, CA 94306.

  The undersigned incorporator hereby acknowledges that the foregoing certificate is his act and deed and that the facts stated herein are true.

Dated: July 29, 1999


                                                  /s/ Scott J. Leichtner
                                          _____________________________________
                                                   Scott J. Leichtner

                                                                     APPENDIX B

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                             KEYNOTE SYSTEMS, INC.

  Keynote Systems, Inc., a Delaware corporation, does hereby certify that the following amendment of the corporation's Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law, with the approval of such amendment by the corporation's stockholders having been given by written consent without a meeting in accordance with Section 228(d) of the Delaware General Corporation Law.

  Paragraph A of Article IV of the Certificate of Incorporation of this corporation is hereby amended to read in its entirety as follows:

  "A. Authorization of Shares

  The total number of shares of all classes of stock which the corporation is authorized to issue is 55,000,000 shares. The corporation is authorized to issue two classes of shares: Common Stock, $0.001 par value per share, and Preferred Stock, $0.001 par value per share. The total number of shares of Common Stock authorized to be issued is 50,000,000 shares. The total number of shares of Preferred Stock authorized to be issued is 5,000,000 shares."

  IN WITNESS WHEREOF, said corporation has caused this Certificate of
Amendment to be signed by its duly authorized officer this    day of January,
2000.

                                          KEYNOTE SYSTEMS, INC.



                                          By __________________________________
                                                       Umang Gupta
                                                        President

                                                                     APPENDIX C

                                    BYLAWS

                                      OF

                             KEYNOTE SYSTEMS, INC.

                            A Delaware Corporation

                           As Adopted July 30, 1999

                                   ARTICLE I

                                 STOCKHOLDERS

  Section 1.1: Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as the Board of Directors shall each year fix. Any other proper business may be transacted at the annual meeting.

  Section 1.2: Special Meetings. Special meetings of stockholders for any purpose or purposes may be at any time by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President or by a majority of the members of the Board of Directors. Special meetings may not be called by any other person or persons. If a special meeting of stockholders is called by any person or persons other than by a majority of the members of the Board of Directors, then such person or persons shall call such meeting by delivering a written request to call such meeting to each member of the Board of Directors, and the Board of Directors shall then determine the time, date and place of such special meeting, which shall be held not more than one hundred twenty (120) nor less than thirty-five (35) days after the written request to call such special meeting was delivered to each member of the Board of Directors.

  Section 1.3: Notice of Meetings. Written notice of all meetings of stockholders shall be given stating the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by applicable law or the Certificate of Incorporation of the Corporation, such notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting.

  Section 1.4: Adjournments. Any meeting of stockholders may adjourn from time to time to reconvene at the same or another place, and notice need not be given of any such adjourned meeting if the time, date and place thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment, a new record date is fixed for the adjourned meeting, then a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.

  Section 1.5: Quorum. At each meeting of stockholders, the holders of a majority of the shares of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business, except if otherwise required by applicable law. If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares entitled to vote who are present, in person or by proxy, at the meeting may adjourn the meeting. Shares of the Corporation's stock belonging to the Corporation (or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation are held, directly or indirectly, by the Corporation), shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any other corporation to vote any shares of the Corporation's stock held by it in a fiduciary capacity.

  Section 1.6: Organization. Meetings of stockholders shall be presided over by such person as the Board of Directors may designate, or, in the absence of such a person, the Chairman of the Board, or, in the absence of such person, the President of the Corporation, or, in the absence of such person, such person as may be chosen by the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, at the meeting. Such person shall be chairman of the meeting and, subject to Section 1.12 hereof, shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him or her to be in order. The Secretary of the Corporation shall act as secretary of the meeting, but in his or her absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.

  Section 1.7: Voting; Proxies. Unless otherwise provided by law or the Certificate of Incorporation of the Corporation, and subject to the provisions of Section 1.8 of these Bylaws, each stockholder shall be entitled to one (1) vote for each share of stock held by such stockholder. Each stockholder entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize another person or persons to act for such stockholder by proxy. Such a proxy may be prepared, transmitted and delivered in any manner permitted by applicable law. Voting at meetings of stockholders need not be by written ballot unless such is demanded at the meeting before voting begins by a stockholder or stockholders holding shares representing at least one percent (1%) of the votes entitled to vote at such meeting, or by such stockholder's or stockholders' proxy; provided, however, that an election of directors shall be by written ballot if demand is so made by any stockholder at the meeting before voting begins. If a vote is to be taken by written ballot, then each such ballot shall state the name of the stockholder or proxy voting and such other information as the chairman of the meeting deems appropriate. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Unless otherwise provided by applicable law, the Certificate of Incorporation of the Corporation or these Bylaws, every matter other than the election of directors shall be decided by the affirmative vote of the holders of a majority of the shares of stock entitled to vote thereon that are present in person or represented by proxy at the meeting and are voted for or against the matter.

  Section 1.8: Fixing Date for Determination of Stockholders of Record.

  Generally. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed by the Board of Directors, then the record date shall be as provided by applicable law. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

  Section 1.9: List of Stockholders Entitled to Vote. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present at the meeting.

  Section 1.10  Inspectors of Elections.

  (a) Applicability. Unless otherwise provided in the Corporation's Certificate of Incorporation or required by the Delaware General Corporation Law, the following provisions of this Section 1.11 shall apply only if and when the Corporation has a class of voting stock that is: (i) listed on a national securities exchange; (ii) authorized for quotation on an interdealer quotation system of a registered national securities association; or (iii) held of record by more than 2,000 stockholders; in all other cases, observance of the provisions of this Section 1.11 shall be optional and at the discretion of the Corporation.

  (b) Appointment. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.

  (c) Inspector's Oath. Each inspector of election, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

  (d) Duties of Inspectors. At a meeting of stockholders, the inspectors of election shall (i) ascertain the number of shares outstanding and the voting power of each share, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by the inspectors and
(v) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

  (e) Opening and Closing of Polls. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced by the inspectors at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.

  (f) Determinations. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in connection with proxies in accordance with Section 212(c)(2) of the Delaware General Corporation Law, the ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons that represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification of their determinations pursuant to this Section 1.11 shall specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

  Section 1.11  Notice of Stockholder Business; Nominations.

  (a) Annual Meeting of Stockholders.

    (i) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders shall be made at an annual meeting of stockholders (A) pursuant to the Corporation's notice of such meeting, (B) by or at the direction of the Board of Directors or
  (C) by any stockholder of the Corporation who was a stockholder of record at the time of giving of the notice provided for in this Section 1.12, who is entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 1.12.

    (ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of subparagraph
  (a)(i) of this Section 1.12, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder, to be timely, must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (1) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (2) the class and number of shares of the Corporation that are owned beneficially and held of record by such stockholder and such beneficial owner.

    (iii) Notwithstanding anything in the second sentence of subparagraph
  (a)(ii) of this Section 1.12 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased board of directors at least seventy (70) days prior to the first anniversary of the preceding year's annual meeting (or, if the annual meeting is held more than thirty (30) days before or sixty (60) days after such anniversary date, at least seventy (70) days prior to such annual meeting), a stockholder's notice required by this Section 1.12 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

  (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of such meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of such meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice of the special meeting, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.12. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by subparagraph (a)(ii) of this
Section 1.12 shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the ninetieth
(90th) day prior to such special meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

  (c) General.

    (i) Only such persons who are nominated in accordance with the procedures set forth in this Section 1.12 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.12. Except as otherwise provided by law or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.12 and, if any proposed nomination or business is not in compliance herewith, to declare that such defective proposal or nomination shall be disregarded.

    (ii) For purposes of this Section 1.12, the term "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to sections 13, 14 or 15(d) of the Exchange Act.

    (iii) Notwithstanding the foregoing provisions of this Section 1.12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 1.12 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                                  ARTICLE II

                              BOARD OF DIRECTORS

  Section 2.1: Number; Qualifications. The Board of Directors shall consist of one or more members. The initial number of directors shall be five (5), and thereafter shall be fixed from time to time by resolution of the Board of Directors. No decrease in the authorized number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Directors need not be stockholders of the Corporation.

  Section 2.2: Election; Resignation; Removal; Vacancies. The Board of Directors shall initially consist of the person or persons elected by the incorporator or named in the Corporation's initial Certificate of Incorporation. Each director shall hold office until the next annual meeting of stockholders and until such director's successor is elected and qualified, or until such director's earlier death, resignation or removal. Any director may resign at any time upon written notice to the Corporation. Subject to the rights of any holders of Preferred Stock then outstanding: (i) any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors and (ii) any vacancy occurring in the Board of Directors for any cause, and any newly created directorship resulting from any increase in the authorized number of directors to be elected by all stockholders having the right to vote as a single class, may be filled by the stockholders, by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

  Section 2.3: Regular Meetings. Regular meetings of the Board of Directors may be held at such places, within or without the State of Delaware, and at such times as the Board of Directors may from time to time determine. Notice of regular meetings need not be given if the date, times and places thereof are fixed by resolution of the Board of Directors.

  Section 2.4: Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or a majority of the members of the Board of Directors then in office and may be held at any time, date or place, within or without the State of Delaware, as the person or persons calling the meeting shall fix. Notice of the time, date and place of such meeting shall be given, orally or in writing, by the person or persons calling the meeting to all directors at least four (4) days before the meeting if the notice is mailed, or at least twenty-four (24) hours before the meeting if such notice is given by telephone, hand-delivery, facsimile or similar communication method. Unless otherwise indicated in the notice, any and all business may be transacted at a special meeting.

  Section 2.5: Telephonic Meetings Permitted. Members of the Board of Directors, or any committee of the Board of Directors, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to conference telephone or similar communications equipment shall constitute presence in person at such meeting.

  Section 2.6: Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the total number of authorized directors shall constitute a quorum for the transaction of business. Except as otherwise provided herein or in the Certificate of Incorporation of the Corporation, or required by law, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

  Section 2.7: Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in his or her absence by the President, or in his or her absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.

  Section 2.8: Written Action by Directors. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee, respectively.

  Section 2.9: Powers. The Board of Directors may, except as otherwise required by law or the Certificate of Incorporation of the Corporation, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

  Section 2.10 Compensation of Directors. Directors, as such, may receive, pursuant to a resolution of the Board of Directors, fees and other compensation for their services as directors, including without limitation their services as members of committees of the Board of Directors.

                                  ARTICLE III

                                  COMMITTEES

  Section 3.1: Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting of such committee who are not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in a resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation of the Corporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in subsection (a) of Section 151 of the Delaware General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation, or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series, adopting an agreement of merger or consolidation under Sections 251 or 252 of the Delaware General Corporation Law, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending these Bylaws; and unless the resolution of the Board of Directors expressly so provides, no such committee shall have the power or authority to declare a dividend, authorize the issuance of stock or adopt a certificate of ownership and merger pursuant to section 253 of the Delaware General Corporation Law).

  Section 3.2: Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws.

                                  ARTICLE IV

                                   OFFICERS

  Section 4.1: Generally. The officers of the Corporation shall consist of a Chief Executive Officer and/or a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers, including a Chairman of the Board of Directors and/or Chief Financial Officer, as may from time to time be appointed by the Board of Directors. All officers shall be elected by the Board of Directors; provided, however, that the Board of Directors may empower the Chief Executive Officer of the Corporation to appoint officers other than the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any number of offices may be held by the same person. Any officer may resign at any time upon written notice to the Corporation. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board of Directors.

  Section 4.2: Chief Executive Officer. Subject to the control of the Board of Directors and such supervisory powers, if any, as may be given by the Board of Directors, the powers and duties of the Chief Executive Officer of the Corporation are:

  (a) To act as the general manager and, subject to the control of the Board of Directors, to have general supervision, general management, direction and control of the business and affairs of the Corporation and the general supervision and direction of all of the officers, employees and agents of the Corporation;

  (b) To preside at all meetings of the stockholders;

  (c) To call meetings of the stockholders to be held at such times and, subject to the limitations prescribed by law or by these Bylaws, at such places as he or she shall deem proper; and

  (d) To affix the signature of the Corporation to all deeds, conveyances, mortgages, guarantees, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board of Directors or which, in the judgment of the Chief Executive Officer, should be executed on behalf of the Corporation; to sign certificates for shares of stock of the Corporation; and, subject to the direction of the Board of Directors, to have general charge of the property of the Corporation and to supervise and control all officers, agents and employees of the Corporation.

  The President shall be the Chief Executive Officer of the Corporation unless the Board of Directors shall designate another officer to be the Chief Executive Officer. If there is no President, and the Board of Directors has not designated any other officer to be the Chief Executive Officer, then the Chairman of the Board shall be the Chief Executive Officer.

  Section 4.3: Chairman of the Board. The Chairman of the Board shall have the power to preside at all meetings of the Board of Directors and shall have such other powers and duties as provided in these Bylaws and as the Board of Directors may from time to time prescribe.

  Section 4.4: President. The President shall be the Chief Executive Officer of the Corporation unless the Board of Directors shall have designated another officer as the Chief Executive Officer of the Corporation. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, and subject to the supervisory powers of the Chief Executive Officer (if the Chief Executive Officer is an officer other than the President), and subject to such supervisory powers and authority as may be given by the Board of Directors to the Chairman of the Board and/or to any other officer, the President shall have the responsibility for the general management and control of the business and affairs of the Corporation and the general supervision and direction of all of the officers, employees and agents of the Corporation (other than the Chief Executive Officer, if the Chief Executive Officer is an officer other than the President) and shall perform all duties and have all powers that are commonly incident to the office of president or that are delegated to the President by the Board of Directors.

  Section 4.5: Vice President. Each Vice President shall have all such powers and duties as are commonly incident to the office of Vice President or that are delegated to him or her by the Board of Directors or the Chief Executive Officer. A Vice President may be designated by the Board to perform the duties and exercise the powers of the Chief Executive Officer in the event of the Chief Executive Officer's absence or disability.

  Section 4.6: Chief Financial Officer. Subject to the direction of the Board of Directors and the President, the Chief Financial Officer shall perform all duties and have all powers that are commonly incident to the office of chief financial officer.

  Section 4.7: Treasurer. The Treasurer shall have custody of all monies and securities of the Corporation. The Treasurer shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions. The Treasurer shall also perform such other duties and have such other powers as are commonly incident to the office of a treasurer or as the Board of Directors or the President may from time to time prescribe.

  Section 4.8: Secretary. The Secretary shall issue or cause to be issued all authorized notices for, and shall keep or cause to be kept, minutes of all meetings of the stockholders and the Board of Directors. The Secretary shall have charge of the corporate minute books and similar records and shall perform such other duties and have such other powers as are commonly incident to the office of secretary or as the Board of Directors or the President may from time to time prescribe.

  Section 4.9: Assistant Officers. The Assistant Officers, which may include one or more Assistant Secretaries and/or one or more Assistant Treasurers, in general shall perform such duties as are customary or as shall be assigned to them by resolution of the Board of Directors. If required by the Board of Directors, the Assistant Treasurers shall respectively give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

  Section 4.10 Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

  Section 4.11 Removal. Any officer of the Corporation shall serve at the pleasure of the Board of Directors and may be removed at any time, with or without cause, by the Board of Directors. Such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation.

                                   ARTICLE V

                                     STOCK

  Section 5.1: Certificates. Every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by such stockholder in the Corporation. Any or all of the signatures on the certificate may be a facsimile.

  Section 5.2: Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate previously issued by it that is alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to agree to indemnify the Corporation and/or to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

  Section 5.3: Other Regulations. The issue, transfer, conversion and registration of stock certificates shall be governed by such other regulations as the Board of Directors may establish.

                                  ARTICLE VI

                                INDEMNIFICATION

  Section 6.1: Indemnification of Officers and Directors. Each person who was or is made a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she (or a person of whom he or she is the legal representative) is or was a director or officer of the Corporation or a Reincorporated Predecessor (as defined below) or is or was serving at the request of the Corporation or a Reincorporated Predecessor (as defined below) as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation; provided, further, that the Corporation shall not be required to indemnify a person for amounts paid in settlement of a proceeding unless the Corporation consents in writing to such a settlement (such consent not to be unreasonably withheld). As used herein, the term "Reincorporated Predecessor" means a corporation that is merged with and into the Corporation in a statutory merger where (a) the Corporation is the surviving corporation of such merger and (b) the primary purpose of such merger is to change the corporate domicile of the Reincorporated Predecessor, and shall include Keynote Systems Incorporated, a California corporation.

  Section 6.2: Advance of Expenses. The Corporation shall pay all expenses (including attorneys' fees) incurred by such a director or officer in defending any such proceeding as such expenses are incurred in advance of its final disposition; provided, however, that if the Delaware General Corporation Law then so requires, the payment of such expenses incurred by such a director or officer in advance of the final disposition of such proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Article VI or otherwise; and provided, further, that the Corporation shall not be required to advance any expenses to a person against whom the Corporation directly brings a claim, in a proceeding, alleging that such person has breached his or her duty of loyalty to the Corporation, committed an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, or derived an improper personal benefit from a transaction.

  Section 6.3: Non-Exclusivity of Rights. The rights conferred on any person in this Article VI shall not be exclusive of any other right that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation of the Corporation, these Bylaws, agreement, vote or consent of stockholders or disinterested directors, or otherwise. Additionally, nothing in this Article VI shall limit the ability of the Corporation, in its discretion, to indemnify or advance expenses to persons whom the Corporation is not obligated to indemnify or advance expenses pursuant to this Article VI.

  Section 6.4: Indemnification Contracts. The Board of Directors is authorized to cause the Corporation to enter into indemnification contracts with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing indemnification and related rights to such person. Such rights may be greater than those provided in this Article VI.

  Section 6.5: Effect of Amendment. Any amendment, repeal or modification of any provision of this Article VI shall be prospective only, and shall not adversely affect any right or protection conferred on a person pursuant to this Article VI and existing at the time of such amendment, repeal or modification.

                                  ARTICLE VII

                                    NOTICES

  Section 7.1: Notice. Except as otherwise specifically provided herein or required by law, all notices required to be given pursuant to these Bylaws shall be in writing and may in every instance be effectively given by hand delivery (including use of a delivery service) by depositing such notice in the mail, postage prepaid, or by sending such notice by prepaid telegram, telex, overnight express courier, mailgram or facsimile. Any such notice shall be addressed to the person to whom notice is to be given at such person's address as it appears on the records of the Corporation. The notice shall be deemed given (i) in the case of hand delivery, when received by the person to whom notice is to be given or by any person accepting such notice on behalf of such person, (ii) in the case of delivery by mail, upon deposit in the mail,
(iii) in the case of delivery by overnight express courier, on the first business day after such notice is dispatched, and (iv) in the case of delivery via facsimile, when dispatched.

  Section 7.2: Waiver of Notice. Whenever notice is required to be given under any provision of these Bylaws, a written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

                                 ARTICLE VIII

                             INTERESTED DIRECTORS

  Section 8.1: Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if: (i) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                  ARTICLE IX

                                 MISCELLANEOUS

  Section 9.1: Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

  Section 9.2: Seal. The Board of Directors may provide for a corporate seal, which shall have the name of the Corporation inscribed thereon and shall otherwise be in such form as may be approved from time to time by the Board of Directors.

  Section 9.3: Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, magnetic tape, diskettes, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

  Section 9.4: Reliance Upon Books and Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

  Section 9.5: Certificate of Incorporation Governs. In the event of any conflict between the provisions of the Corporation's Certificate of Incorporation and Bylaws, the provisions of the Corporation's Certificate of Incorporation shall govern.

  Section 9.6: Severability. If any provision of these Bylaws shall be held to be invalid, illegal, unenforceable or in conflict with the provisions of the Corporation's Certificate of Incorporation, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of these Bylaws (including, without limitation, all portions of any section of these Bylaws containing any such provision held to be invalid, illegal, unenforceable or in conflict with the Corporation's Certificate of Incorporation that are not themselves invalid, illegal, unenforceable or in conflict with the Corporation's Certificate of Incorporation) shall remain in full force and effect.

                                   ARTICLE X

                                   AMENDMENT

  Section 10.1 Amendments. Stockholders of the Corporation holding a majority of the Corporation's outstanding voting stock shall have the power to adopt, amend or repeal Bylaws. To the extent provided in the Corporation's Certificate of Incorporation, the Board of Directors of the Corporation shall also have the power to adopt, amend or repeal Bylaws of the Corporation, except insofar as Bylaws adopted by the stockholders shall otherwise provide.

                             KEYNOTE SYSTEMS, INC.

                   PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                               January __, 2000

                     THIS PROXY IS SOLICITED ON BEHALF OF
                THE BOARD OF DIRECTORS OF KEYNOTE SYSTEMS, INC.

   The undersigned hereby appoints Umang Gupta and John Flavio, or either of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock, $0.001 par value per share, of Keynote Systems, Inc., held of record by the undersigned on December 27, 1999, at the Annual Meeting of Shareholders to be held at the Hotel Sofitel in Redwood City, California, on Tuesday, February 22, 2000, at 10 a.m. Pacific Standard Time, and at any adjournments or postponements thereof.

1.      ELECTION OF DIRECTORS.
        [_]  FOR all nominees listed             [_]  WITHHOLDING AUTHORITY
             below (except as indicated               to vote for all nominees
             to the contrary below)                   listed below

        Nominees: Umang Gupta
                  Eugene Shklar
                  David Cowan
                  Mark Leslie
                  Stratton Sclavos
                                                 Instruction:  To withhold authority to vote for
                                                               any individual nominee, write that
                                                               nominee's name in the space
                                                               provided below.

                                                               _____________________________

                                                               _____________________________


2.   APPROVAL OF A CHANGE IN KEYNOTE SYSTEMS, INC.'S STATE OF INCORPORATION FROM
     CALIFORNIA TO DELAWARE.

     [_]  FOR    [_]  AGAINST    [_]  ABSTAIN

3.   RATIFICATION OF THE SELECTION OF KPMG LLP AS KEYNOTE SYSTEMS, INC.'S
     INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2000.

     [_]  FOR    [_]  AGAINST    [_]  ABSTAIN

The board of directors recommends that you vote FOR the election of the five nominees listed in Proposal No. 1 and FOR each of Proposal No. 2 and Proposal
No. 3.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

(CONTINUED FROM OTHER SIDE)


   THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED IN PROPOSAL NO. 1 AND FOR EACH OF PROPOSAL NO. 2 AND PROPOSAL NO. 3. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.



                           _____________________________________________________
                           (Print Shareholder(s) name)


                           _____________________________________________________
                           (Signature(s) of Shareholder or Authorized Signatory)


                           _____________________________________________________


                           Dated:  __________________



Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a deceased shareholder should give their full title. Please date the proxy.


   WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO
    COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN
        ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.